UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Soliciting Material under § 240.14a-12

SPECTRUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 PROXY STATEMENT

SPECTRUM™
PHARMACEUTICALS
Redefining Cancer Care

Dear Fellow Stockholders,

You are cordially invited to attend our 2019 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting” in the Proxy Statement), which will be held on Wednesday, June 19, 2019 at 10:00 a.m. Pacific Time, at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. In the following pages, you will find the Notice of Annual Meeting and Proxy Statement describing the business to be conducted at the Annual Meeting.

2018 was my first full year as CEO of Spectrum Pharmaceuticals and I am proud to report it was a year of tremendous progress. The advances in our two late-stage pipeline assets, poziotinib and ROLONTIS® (eflapegrastim), are the most significant developments of 2018. These two assets are the cornerstones of Spectrum’s strategy and have the potential to positively transform our Company in the near future.

By the end of 2018, we fully enrolled the first cohort of patients in the poziotinib pivotal ZENITH20 clinical trial. Earlier, data from the Phase 2 MD Anderson investigator-initiated study demonstrated that poziotinib provided impressive anti-tumor activity in non-small cell lung cancer patients with exon 20 mutations in both EGFR and HER2.

We are making specific and measurable progress having streamlined the Company and sharpened our focus on novel therapies in areas of unmet needs that we believe will drive stockholder value. We added an accomplished Chief Medical Officer and new Board members to strengthen our management team and allow for new perspectives. Our current pipeline products have the potential to meaningfully grow Spectrum while also helping thousands of people battling cancer. We will continue to pursue new drug assets. Management is committed to operate with the highest integrity and ensure our employees are dedicated to fulfilling our mission.

At the Annual Meeting, we are asking you to elect our nominees for the Board of Directors for the coming year and vote on the other matters described in the accompanying notice. We believe that each director nominee brings their own unique background and range of expertise, knowledge, and experience that provide our Board of Directors with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our Board of Directors to fulfill its fiduciary responsibility to all of our stakeholders.

Whether or not you plan to attend the Annual Meeting in person, we encourage you to access the proxy materials online and cast your vote using the instructions provided so that your shares are represented at the Annual Meeting.

We thank you for your ongoing support of Spectrum Pharmaceuticals.

Warm Regards,

JOSEPH W. TURGEON
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, June 19, 2019

To our Stockholders,

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (which we refer to as the “Annual Meeting” in the Proxy Statement) will be held at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052 on Wednesday, June 19, 2019 at 10:00 a.m. Pacific Time. The Annual Meeting will be held for the following purposes:

1.	Election of Directors. To elect the seven director nominees named in the Proxy Statement to serve until our Annual Meeting to be held in 2020, or until their successors are duly elected and qualified.

2.

Advisory Vote on the Compensation of Our Named Executive Officers. To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

3.

Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

4.	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1 and “FOR” Proposals 2 and 3.

The Board of Directors has fixed the close of business on April 22, 2019 as the record date for determining the holders of our common stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares of Spectrum stock” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Very truly yours,

Joseph W. Turgeon

President and Chief Executive Officer

Approximate Date of Mailing of Notice of

Internet Availability of Proxy Materials: April 30, 2019

2019 PROXY STATEMENT	Spectrum Pharmaceuticals

Spectrum Pharmaceuticals	2019 PROXY STATEMENT

Cautionary Note Concerning Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements containing forward-looking words, such as, “believes,” “may,” “could,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the reasonable beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks and uncertainties see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 28, 2019 with the SEC. Except as required by law, we do not undertake to update any such forward-looking statements.

2019 PROXY STATEMENT	Spectrum Pharmaceuticals

PROXY STATEMENT

The enclosed Proxy Statement is solicited on behalf of the Board of Directors (the “Board”) of Spectrum Pharmaceuticals, Inc. (“Spectrum,” the “Company,” “we,” “us,” or “our”), for use at the 2019 Annual Meeting of Stockholders to be held on June 19, 2019 at 10:00 a.m. Pacific Time (the “Annual Meeting”), or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE

ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?” below.

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting, and any other matters that properly come before the Annual Meeting.

2.	When and where will the Annual Meeting be held?

You are invited to attend the Annual Meeting on Wednesday, June 19, 2019 at 10:00 a.m. Pacific Time at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

3.	Why am I receiving these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to

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attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize our proxy solicitation costs.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials (a “Notice”), which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 30, 2019, we will mail a Notice to each of our stockholders who held shares as of April 22, 2019, which is the Record Date for the Annual Meeting. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”). The Notice also provides instructions on how to vote your shares.

5.	What is the purpose of complying with the SEC’s “notice and access” rules?

We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

6.	What am I being asked to vote upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

(1)	Elect the seven director nominees named in this Proxy Statement to serve until the Annual Meeting to be held in 2020, or until their successors are duly elected and qualified;

(2)	Approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement;
(3)	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(4)	To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

2	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

7.	What are the voting options for each Proposal?

In the election of directors (Proposal 1), you may vote “FOR” any one or more of the nominees, you may vote “AGAINST” any one or more of the nominees or you may “ABSTAIN” from voting with respect to the election of any one or more of the nominees. On the approval, on a non- binding advisory basis, of the compensation of our named executive officers as disclosed in the

Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2), and on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

8.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

Proposal	Board Recommendation	Page Reference
Proposal 1: Election of Directors	® the election of each of the seven director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2020, or until their successors are duly elected and qualified (Proposal 1) FOR the nominees	16

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers	® the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2) FOR	24

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019	® the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2019 (Proposal 3) FOR	26

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	3

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Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are members of our management team, will vote in accordance with the recommendations of the Board. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

9.	Who can vote at the Annual Meeting?

If you were a holder of our common stock as a “stockholder of record,” or if you are the “beneficial owner” of our common stock held in “street name,” as of the close of business on the Record Date, you may vote your shares at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 111,951,027 shares of our common stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, for a period of ten days prior to the Annual Meeting.

10.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a “stockholder of record,” you may vote in person at the Annual

Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

11.	What does it mean to be a “beneficial owner” of shares held in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting, but since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid “legal proxy” from your broker, which is a written document that will give you the legal right to vote the shares at the Annual Meeting. You must also satisfy the Annual Meeting admission criteria set out below.

Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

4	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

12.	How many shares must be present or represented to conduct business at the Annual Meeting?

The presence at the Annual Meeting of the holders of a majority of the outstanding shares of common stock, as of the Record Date, in person or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. “Abstentions” and “broker non-votes” will each be counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting. “Broker non-votes” will result for shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner of the shares and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

13.	How can I vote my shares of Spectrum stock?

Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. The persons named as proxies on the proxy card were designated by the Board and are members of our management. If you vote by proxy, you can vote over the Internet, by telephone, or by mail as described below. If you are the beneficial owner of shares, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Annual Meeting to vote your shares.

®

Vote by Internet: You can vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, if applicable. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2019. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

®

Vote by Telephone: If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2019.

®

Vote by Mail: If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on June 18, 2019. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Spectrum Pharmaceuticals, Inc., Proxy Services, c/o Computershare Investor Services, Post Office Box 505008, Louisville, KY 40233-9814.

®

Vote in Person at the Annual Meeting: If you satisfy the admission requirements to the Annual Meeting, as described in this Proxy Statement, you may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	5

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encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are the beneficial owner of your shares, you must obtain a legal proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of our stock that you own, it is important that your shares be represented at the Annual Meeting.

14.	How may I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date, or if you are a “beneficial owner” who holds a valid legal proxy, executed in your favor by your broker, for the Annual Meeting. Registration will begin at 9:00 a.m. Pacific Time on the date of the Annual Meeting and seating will begin immediately after. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the “beneficial owner” of your shares, you will also need proof of ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of our stock and a valid picture identification, you may be denied admission to the Annual Meeting. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the Annual Meeting.

15.	Can I change my vote after I have submitted my vote?

Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote by (i) providing written notice of revocation to our Secretary at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you are a “beneficial owner” of shares and have previously instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications therein.

6	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

16.	What are the voting requirements to approve the proposals?

Assuming that a quorum is present at the Annual Meeting, the voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

®

Election of Directors (Proposal 1) — Directors will be elected by the affirmative vote of the majority of votes cast with respect to each director’s election at the Annual Meeting, in person or by proxy. This means that only the director nominees that receive more “FOR” votes than “AGAINST” votes will be elected. If a nominee who currently serves as one of our directors is not re-elected at the Annual Meeting, under current Delaware law, such director would continue to serve on the Board as a holdover director. The Board has adopted a formal policy under which each of our directors is expected to submit an advance, contingent, irrevocable resignation that the Board may accept if our stockholders do not re-elect such director. In that situation, our Nominating and Corporate Governance Committee would submit promptly a recommendation to the Board as to whether or not to accept the resignation. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Similarly, abstentions will have no effect on the outcome of this Proposal. The election of directors is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

®

Advisory Vote on the Compensation of Our Named Executive Officers (Proposal 2) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The advisory vote on compensation is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

®

Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 3) — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The ratification of Deloitte & Touche LLP is a “discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of Deloitte & Touche LLP, your broker may use

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its discretion to vote your uninstructed shares on this Proposal. A failure by your broker to vote your uninstructed shares on this
Proposal will result in an abstention, which will have the same effect as a vote against this Proposal.

17.	Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement was made available to stockholders, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the Proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

18.	Who is paying for the cost of this proxy solicitation?

The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Georgeson LLC, to aid in the solicitation. For these services, we will pay Georgeson LLC a fee of approximately $25,000 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

19.	What is the deadline to submit stockholder proposals for our 2020 Annual Meeting of Stockholders?

Under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2020 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than January 1, 2020, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.

In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2020 Annual Meeting of Stockholders pursuant to the advance notice provisions of our bylaws must submit a notice of the proposal or nomination to us between February 20, 2020 and March 21, 2020, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. In each case, the notice of the proposal or nomination must include certain information specified in our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. However, if our 2020 Annual Meeting of Stockholders is not held between

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May 20, 2020 and August 28, 2020, under our bylaws, this notice must be provided not earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2020 Annual Meeting of Stockholders or (b) the 10th day following the date on which notice of the date of the 2020 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.

Further, in March 2018, we amended our bylaws to permit a holder (or a group of no more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees not to exceed 20% of the total number of directors to be elected at an annual meeting, or if such amount is not a whole number, the closest whole number below 20%, but not less than two, provided that the nominating holder(s) and the nominee(s) satisfy the requirements set forth in our bylaws, including providing us with advance notice of the nomination. Any stockholder seeking to nominate one or more persons for election as directors at our 2020 Annual Meeting of Stockholders pursuant to the proxy access provisions of our bylaws must submit a notice of the nomination to us no earlier than 150 days and no later than 120 days before the anniversary of the date that we filed our proxy statement for the Annual Meeting; provided, however, that if the date of the 2020 Annual Meeting of Stockholders is called for more than 30 days earlier or later than the anniversary date of the Annual Meeting, then not later than the close of business on the earlier of (i) the 10th day after public announcement of the meeting date, or (ii) the 60th day prior to the date we file our proxy statement in connection with the 2020 Annual Meeting of Stockholders. For our 2020 Annual Meeting of Stockholders, any such notice must be received by us at our principal executive offices not later than January 1, 2020 to be considered timely for purposes of the 2020 Annual Meeting of Stockholders.

All such notices should be directed to our Secretary at our corporate headquarters located at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

20.	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for us. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice and, if applicable, this Proxy Statement and/or the Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052 or contact us by telephone at (702) 835-6300. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice and, if applicable, this Proxy Statement and/or the Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. This Proxy Statement and the Annual Report are also available at www.sppirx.com/annual-meeting.html.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	9

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

21.	Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

22.	Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact our Chief Financial Officer, Kurt A. Gustafson at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, at (702) 835-6300.

10	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS

Five Percent Holders

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our common stock beneficially owned as of April 1, 2019 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our common stock, unless footnoted to the contrary. Under these rules, shares of common stock subject to any option, warrant or right that is exercisable or convertible within 60 days of April 1, 2019 are deemed beneficially owned and outstanding for computing the percentage ownership of the individual or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person. For purposes of the following tables, the percentage ownership is based upon 111,835,624 shares of our common stock, including restricted shares of our common stock, outstanding as of April 1, 2019.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	16,534,252	14.78%

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	11,112,007	9.94%

PRIMECAP Management Company(3) 177 E. Colorado Blvd. 11th Floor Pasadena, CA 91105	11,033,730	9.87%

State Street Corporation (4) State Street Financial Center One Lincoln Street Boston, MA 02111	5,861,781	5.24%

(1)

The information set forth herein is based solely on information contained in Amendment No. 10 to Schedule 13G filed with the SEC on January 31, 2019 by BlackRock, Inc. or BlackRock. BlackRock has sole voting power over 16,235,148 shares of our common stock and sole dispositive power over 16,534,252 shares of our common stock.

(2)

The information set forth herein is based solely on information contained in Amendment No. 7 to Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group. The Vanguard Group has sole voting power over 196,654 shares of our common stock, shared voting power over 14,974 shares of our common stock, sole dispositive power over 10,908,179 shares of our common stock, and shared dispositive power over 203,828 shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 188,854 shares of our common stock as a result of its serving as investment manager of collective trust accounts.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

EXECUTIVE OFFICERS AND DIRECTORS

Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 22,774 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

(3)

The information set forth herein is based solely on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2019 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP has sole voting power over 10,294,300 shares of our common stock and sole dispositive power over 11,033,730 shares of our common stock.

(4)

The information set forth herein is based solely on information contained in the Schedule 13G filed with the SEC on February 14, 2019 by State Street Corporation. State Street Corporation has shared voting power over 5,519,222 shares of our common stock and shared dispositive power over 5,861,781 shares of our common stock.

Directors and Named Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2019 by: (i) each of our directors and director nominees; (ii) each of our named executive officers; and (iii) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, we believe that each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him or her. Information as to beneficial ownership is based upon statements furnished to us or filed with the SEC by such persons. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our common stock, unless footnoted to the contrary. Unless otherwise indicated, the business address of each stockholder listed below is c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

Name of Beneficial Owner	Options(1)	Shares		Total Beneficially Owned(2)		Percent of Shares Outstanding

Joseph W. Turgeon	1,229,167	471,919	(3)	1,701,086	(3)	1.50%

Kurt A. Gustafson	772,065	243,856	(4)	1,015,921	(4)	*

Thomas J. Riga	451,081	285,086	(5)	736,167	(5)	*

Keith M. McGahan	98,052	143,675	(6)	241,727	(6)	*

William L. Ashton	6,666	13,333	(7)	19,999	(7)	*

Raymond W. Cohen	80,000	43,850	(8)	123,850	(8)	*

Elizabeth A. Czerepak	-	-		-		*

Gilles R. Gagnon	122,500	72,500		195,000		*

Stuart M. Krassner	270,000	67,944	(9)	337,944	(9)	*

Anthony E. Maida	223,300	32,988	(10)	256,288	(10)	*

Jeffrey L. Vacirca, M.D.	3,626	20,967	(11)	24,593	(11)	*

Dolatrai M. Vyas	100,000	41,069	(12)	141,069	(12)	*

Bernice R. Welles, M.D.	5,000	10,000	(13)	15,000	(13)	*
All executive officers and directors/director nominees as a group (13 persons)	3,361,457	1,447,187	(14)	4,808,644	(14)	4.17%

*	Represents ownership of less than 1%

12	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

EXECUTIVE OFFICERS AND DIRECTORS

(1)	Represents options to purchase shares of common stock that are exercisable within 60 days of April 1, 2019.
(2)

Shares of common stock subject to options to purchase shares of common stock that are exercisable within 60 days of April 1, 2019, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(3)	The number of shares includes 117,605 unvested restricted shares of our common stock subject to future vesting.
(4)	The number of shares includes 65,503 unvested restricted shares of our common stock subject to future vesting.
(5)	The number of shares includes 145,416 unvested restricted shares of our common stock subject to future vesting.
(6)	The number of shares includes 124,082 unvested restricted shares of our common stock subject to future vesting.
(7)	The number of shares includes 13,333 unvested restricted shares of our common stock subject to future vesting.
(8)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.
(9)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.
(10)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.
(11)	The number of shares includes 6,667 unvested restricted shares of our common stock subject to future vesting.
(12)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.
(13)	The number of shares includes 10,000 unvested restricted shares of our common stock subject to future vesting.
(14)	The number of shares includes 522,606 unvested restricted shares of our common stock subject to future vesting.

We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Spectrum.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	13

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date this Proxy Statement was made available is set forth below. There are no family relationships between any executive officer and any other executive officer or director. There are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Joseph W. Turgeon
President and Chief Executive Officer	Information regarding Mr. Turgeon is provided in this Proxy Statement under “Proposal 1 – Election of Directors”.

Thomas J. Riga
Executive Vice President, Chief Operating Officer and Chief Commercial Officer

Mr. Riga has served as our Chief Operating Officer since December 2017, as Executive Vice President since May 2017 and as our Chief Commercial Officer since August 2014. From June 2017 to December 2017, he served as our Head of Business Development. From August 2014 to June 2017, he served as our Senior Vice President and from July 2013 to August 2014, he served as our Vice President, Corporate Accounts. During his tenure as Chief Commercial Officer, he has led multiple product launches in the oncology market, delivering innovative cancer care. He has consistently inspired cross-functional teams to deliver superior performance to create value for Spectrum and restructured the commercial organization to advance our competitive advantage.

Mr. Riga has over 20 years of pharmaceutical leadership experience. He has management experience in various positions at Wyeth Ayerst Pharmaceuticals, Eli Lilly and Company, Amgen Inc. and Dendreon Pharmaceuticals LLC. Throughout his career he integrated leadership and strategy to create meaningful value. His experience spans executive sales leadership, Six Sigma, marketing, manufacturing, and corporate accounts.

Age: 43

Education B.S. in Biology and Chemistry, St. Lawrence University

Other Qualifications Mr. Riga is the recipient of more than 10 industry-leading Commercial and Operations leadership awards. Notably, he was recognized with the “Executive Leader/Coach of the Year” award for delivering top sales performance of Neulasta® for 3 consecutive years as a member of the Amgen oncology organization.

14	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

EXECUTIVE OFFICERS

Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

Mr. Gustafson has served as our Executive Vice President and Chief Financial Officer since June 2013. He brings to Spectrum more than 25 years of diverse experience in corporate finance, including 15 years in senior management roles leading the finance departments of biopharmaceutical industry organizations. Prior to joining Spectrum, Mr. Gustafson served as Vice President and Chief Financial Officer at Halozyme Therapeutics, Inc., a publicly-traded biopharmaceutical company. Before joining Halozyme in 2009, Mr. Gustafson worked at Amgen for over 18 years, holding various positions in finance including Treasurer, VP Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson is currently a member of the Board of Directors of Xencor, Inc., a clinical-stage biopharmaceutical company and is also a member of the Board of Directors of ChromaDex, Inc., a proprietary ingredient company.

Age: 51 Education B.A. in Accounting, North Park University; M.B.A., University of California, Los Angeles.

Keith M. McGahan
Senior Vice President, Chief Legal Officer and Corporate Secretary

Mr. McGahan has served as our Senior Vice President and Chief Legal Officer since June 2018 and as Corporate Secretary since February 2018. From August 2016 to June 2018, he served as Vice President, Chief Compliance Officer and Assistant General Counsel. He brings to Spectrum more than 16 years of diverse experience in the healthcare and pharmaceutical industry. From 2015 through August 2016, Mr. McGahan served an Executive Director and Assistant General Counsel of Avanir Pharmaceuticals Inc., a pharmaceutical company focusing on research and development of cutting-edge treatments and therapies for central nervous system disorders, where he led a team in developing a comprehensive audit and monitoring program and in updating the privacy program, as well as served as legal advisor on all compliance related matters. From 2012 through 2015, he served as Director, Healthcare Compliance of Johnson & Johnson, a multinational medical devices, pharmaceutical and consumer packaged goods company, where he was responsible for executing the global compliance program. Prior to that, from 2007 through 2011, Mr. McGahan served as General Counsel and Chief Compliance Officer of the Naval Hospital at Camp Pendleton.

Age: 43 Education B.A. in Zoology, Connecticut College; J.D., Seattle University School of Law; L.L.M., University of San Diego School of Law.

Other Qualifications Mr. McGahan is a Certified Compliance and Ethics Professional, has earned a Certificate in Health Care Compliance & Privacy from Seton Hall University and holds a certified Six Sigma Black Belt certification from Villanova University.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	15

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board currently consists of nine annually-elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the Board passed a resolution reducing the authorized number of directors from nine to seven. This resolution will take effect upon the certification of the election to be held at the Annual Meeting. Also acting upon the recommendation of our Nominating and Corporate Governance Committee, the Board nominated William L. Ashton, Raymond W. Cohen, Elizabeth A. Czerepak, Joseph W. Turgeon, Jeffrey L. Vacirca, Dolatrai M. Vyas and Bernice R. Welles for election to our Board at the Annual Meeting.

Each director will be elected to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2020 when his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. Our Board has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director. There are no family relationships between any director or director nominee and any other director or director nominee or any executive officer. There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast with respect to each director’s election at the Annual Meeting is required for the election of each director. This means that only the director nominees that receive more “FOR” votes than “AGAINST” votes will be elected. If a nominee who currently serves as one of our directors is not re-elected at the Annual Meeting, under current Delaware law, such director would continue to serve on the Board as a holdover director. The Board has adopted a formal policy under which each of our directors is expected to submit an advance, contingent, irrevocable resignation that the Board may accept if our stockholders do not re-elect such director. In that situation, our Nominating and Corporate Governance Committee would submit promptly a recommendation to the Board as to whether or not to accept the resignation. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Abstentions and broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the election of Drs. Vacirca, Vyas and Welles, Messrs. Ashton, Cohen, Turgeon and Ms. Czerepak to our Board unless otherwise specified in the proxy.

16	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Board Recommendation

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING SEVEN NOMINEES.

Joseph W. Turgeon
Age: 61 Director since: December 2017 Committees: None

Professional Experience Mr. Turgeon has served as our President and Chief Executive Officer since December 2017. From April 2014 to December 2017, Mr. Turgeon served as our President and Chief Operating Officer and from October 2012 to April 2014, he served as our Senior Vice President and Chief Commercial Officer. Prior to joining Spectrum, Mr. Turgeon spent 22 years at Amgen Inc. (“Amgen”) as Vice President of Sales, where he built and led the sales organization across multiple areas, including oncology, inflammation and bone health.

Key Qualifications Mr. Turgeon’s qualifications to serve on the Board include his more than 30 years of experience in the pharmaceutical industry, including various executive leadership roles at Amgen. During his 22 years serving as Vice President of Sales at Amgen, he built and led the sales organization across multiple areas, including oncology, inflammation and bone health. He was responsible for launching most of the drugs at Amgen, as well as Amgen’s dramatic growth during his tenure.

President and Chief Executive Officer Education B.S. in Microbiology and Economics, Jacksonville University

William L. Ashton
Age: 68 Director since: February 2018 Committees: Compensation, Nominating & Corporate Governance

Professional Experience Mr. Ashton has served as a member of our Board since February 2018. Since 2013, he has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the Senior Vice President of external affairs reporting to the President and an Assistant Professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen, including Vice President of U.S. Sales and Vice President of Commercial and Government Affairs.

Key Qualifications Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies and his reimbursement expertise makes him well qualified to serve on our Board.

Independent

Other Board Memberships:

Currently: Recro Pharma, Academy of Notre Dame, Loyola University

Education B.S. in Education, California University of Pennsylvania; M.A. in Education, University of Pittsburgh

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	17

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Raymond W. Cohen
Age: 60 Director since: June 2013 Committees: Audit, Compensation (Chair), Nominating & Corporate Governance

Professional Experience Mr. Cohen is a veteran life-science executive with over 35 years in the healthcare industry. Since October 2013, Mr. Cohen has served as the Chief Executive Officer of Nasdaq-listed Axonics Modulation Technologies, Inc. (AXNX), a commercial-stage developer and manufacturer of implantable neuromodulation technology. From June 2010 to November 2012, Mr. Cohen was the Chief Executive Officer of Vessix Vascular, Inc., a privately-held developer of a novel renal denervation system for the treatment of hypertension which was acquired by Boston Scientific in November 2012. From 1997 to 2006, Mr. Cohen served as the Chief Executive Officer of Cardiac Science, Inc., a manufacturer of external automatic defibrillators.

Key Qualifications Mr. Cohen brings to the Board over 35 years of experience in the healthcare industry, including currently serving as Chairman of several life science companies. As a result, Mr. Cohen is well qualified to serve on our Board. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal. Mr. Cohen has obtained UCLA Corporate Governance Program Certification as a public company director.

Independent

Other Board Memberships:

Currently: Axonics Modulation Technologies, Inc., BioLife Solutions, Inc.

Previously: Vessic Vascular, Inc. (June 2010 to November 2012), Cardiac Science, Inc. (Chair, 1997-2006)

Education B.S. in Business Management, Binghamton University

Elizabeth A. Czerepak
Age: 63 Committees: None

Professional Experience Ms. Czerepak currently serves as Chief Financial Officer and Chief Business Officer at Genevant Sciences, Inc., a development stage mRNA start-up based in Boston. From 2015 until 2018, she served as Chief Financial Officer and Executive Vice President, Corporate Development at Altimmune, Inc., a clinical stage immunotherapeutics biotechnology company. She served as Chief Financial Officer and Chief Business Officer of Isarna Therapeutics Inc., which develops selective transforming growth factor beta inhibitors to fight cancer and to treat ophthalmic and fibrotic diseases, from 2014 to 2015. Prior to that she served as Chief Financial Officer, Secretary, Principal Accounting Officer and Head of Human Resources at Cancer Genetics, Inc., a company that develops, commercializes and provides molecular and biomarker-based tests, from 2011 until 2014. From 2000 to 2009, she served as a Managing Director at JPMorgan Chase & Co. and Bear Stearns & Co., and a General Partner at Bear Stearns Health Innoventures L.P., a venture capital fund.

Key Qualifications Ms. Czerepak brings more than 35 years of experience across investment banking, pharmaceuticals and biotechnology, in business development, finance leadership and a broad diversity of public and private company board member roles. Ms. Czerepak was identified as a director nominee by Korn Ferry, the advisor engaged by the Nominating and Corporate Governance Committee to assist with identifying board nominees. Her breadth of experience makes her well qualified to serve on our Board.

Independent Education B.A. in Spanish and Mathematics Education, Marshall University; M.B.A., Rutgers University

18	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Jeffrey L. Vacirca, M.D., FACP
Age: 50 Director since: November 2018

Professional Experience Since 2008, Dr. Vacirca has served as Chief Executive Officer, Managing Partner and Director of Clinical Research at New York Cancer and Blood Specialists, a cancer care center specializing in hematology/oncology and medical oncology. Since 2011, he has served as President and Co-Founder of National Translational Research Group, a group focusing on non-clinical research, and since 2012 has served as a Medical Director and Strategic Advisor for the International Oncology Network specialty group at Amerisource Bergen, a pharmaceutical products company. Since 2018, he has served as the Medical Director of the Oncology Network Development at Mount Sinai Health Network and as an associate clinical professor at Icahn School of Medicine at Mount Sinai, New York.

Key Qualifications Dr. Vacirca’s qualifications to serve on our Board include his substantial business experience in the healthcare and pharmaceutical industry and clinical expertise in oncology. Dr. Vacirca was identified as a director nominee by Korn Ferry, the advisor engaged by the Nominating and Corporate Governance Committee to assist with identifying board nominees. Dr. Vacirca’s substantial business experience makes him well qualified to serve on our Board.

Independent

Other Board Memberships:

Currently: Scientific Advisory Board of Caris Life Sciences, Medical Board Advisor for Flatiron Health, Odonate Therapeutics, Inc. (Vice Chairman, since 2016)

Education B.A. in Human Biology, University at Albany; M.D., St. George’s University School of Medicine

Other Qualifications He completed his residency in internal medicine along with his fellowships in hematology and medical oncology at Stony Brook University Hospital.

Dolatrai M. Vyas, Ph.D.
Age: 75 Director since: June 2013 Committees: Compensation

Professional Experience Dr. Vyas has 31 years of tenure in oncology drug discovery research at Bristol-Myers Squibb Company (“BMS”), a pharmaceutical company, where he served in various positions, including most recently as a Group Director and Distinguished Research Fellow (Executive Level) in Oncology Discovery Chemistry. Dr. Vyas is considered one of the pioneers of the BMS oncology medicinal chemistry discovery efforts based on natural products derived cytotoxics. During this period, he was also involved in BMS’s pioneering research on antibody drug conjugate technology to target cytotoxics selectively to tumors. In the last 15 years of his oncology research career at BMS, he was involved in discovery and development of personalized medicine research involving small molecule molecular targeted oncology therapeutics. During his tenure at BMS, he has participated in the discovery and development of twelve small molecules and one biologic as clinical development candidates with one FDA-approved new drug application. Dr. Vyas retired from BMS in 2011 and subsequently formed a research and development consulting company, Dinesh Vyas, LLC.

Key Qualifications Dr. Vyas brings to the Board over 30 years of experience in the healthcare industry, focused on oncology drug research and development. As a result, Dr. Vyas is well qualified to serve on our Board.

Independent

Other Board Memberships:

Currently: Scientific Advisory Boards of CheminPharma and Recombinant Technologies, LLC

Education B.Sc. with honors in Chemistry and Geology, University College Nairobi (Kenya), University of East Africa; Ph.D. in Organic Chemistry, Queens University, Kingston, Canada

Other Qualifications He has authored/co- authored over 110 publications and written numerous book chapters and review articles. He is also an inventor/co-inventor on more than 40 patents.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	19

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Bernice R. Welles, M.D., M.B.A.
Age: 66 Director since: June 2018 Committees: Compensation

Professional Experience Dr. Welles is a Partner and Managing Director with IPF Management S.A. which manages funds that provide growth capital to life science companies. Dr. Welles served as Chief Executive Officer at Alquest Therapeutics, Inc., a neurodegenerative drug development company, from June 2010 to 2013, and Chief Medical Officer at Enject, Inc., a medical device company, from 2009 to 2013. Prior to that she was Vice President, Development at DiObex, Inc., a venture-backed biotechnology company. Dr. Welles has venture capital experience having been Venture Partner at MPM Capital, L.P. for two years and extensive pharmaceutical experience having been Vice President, Product Development and Senior Director and Director, Specialty Therapeutics Unit, Medical Affairs and Clinical Scientist, Medical Affairs at Genentech, Inc. for eight years.

Key Qualifications Dr. Welles has extensive experience building and leading research and development organizations, expanding company pipelines of assets, and overseeing the commercial development of innovative therapeutic products across a range of areas. Dr. Welles’ significant leadership experience in the biopharmaceutical sector, along with her experience as a physician and her expertise in drug development, makes her well qualified to serve on our Board. Dr. Welles has obtained UCLA Corporate Governance Program Certification as a public company director.

Independent

Other Board Memberships:

Currently: American Life Science Pharmaceuticals

Education B.A. in Music, Brandeis University; M.S. in Urban and Environmental Policy, Tufts University; M.D. from Albany Medical College; M.B.A., The Wharton School of Business, University of Pennsylvania

Other Qualifications She has Medical Licensure, State of California, Diplomate, American Board of Internal Medicine and Diplomate, Endocrinology and Metabolism.

20	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

DIRECTOR COMPENSATION

For service in 2018, directors who were not employees of the Company, whom we refer to as “non-employee directors,” received an annual retainer of $65,000. In addition, non-employee directors are entitled to receive additional retainer fees for their Board committee positions, in accordance with the fee table below. We also reimbursed non-employee directors for reasonable out-of-pocket expenses incurred with respect to their attendance at Board and committee meetings.

Non-Employee Director Fees

Annual Retainer (All)	$65,000

Additional Annual Retainer for Chairman of the Board	$20,000

Additional Annual Retainer for Lead Director(1)	$20,000

Additional Annual Retainer for Audit Committee Chairperson	$20,000

Additional Annual Retainer for Compensation Committee Chairperson	$20,000

Additional Annual Retainer for Nominating and Corporate Governance Committee Chairperson	$20,000

Additional Annual Retainer for Audit Committee Member	$10,000

Additional Annual Retainer for Compensation Committee Member	$10,000

Additional Annual Retainer for Nominating and Corporate Governance Committee Member	$10,000

(1)	Effective February 2, 2018, Dr. Lenaz was removed as Lead Director and the position of Lead Director was eliminated.

Annual Grants

In June 2018, each of our non-employee directors was granted options to purchase 20,000 shares of our common stock at an exercise price of $19.95 per share, the closing price of our common stock on the date immediately prior to the date of grant, subject to the terms of the 2018 Long-Term Incentive Plan (the “2018 Plan”). The options vest as to 25% of the shares on the date of grant, and the remaining shares vest in three equal installments on each anniversary of the date of grant, subject to each director’s continued service through such date. In addition, each non-employee director was also issued 10,000 shares of restricted stock under the 2018 Plan. The restricted stock will vest 100% on June 18, 2019, subject to each director’s continued service through such date.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	21

DIRECTOR COMPENSATION

The following table shows compensation for our non-employee directors for the fiscal year ended December 31, 2018. Directors who were employees did not receive any compensation for their service as directors.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(2) ($)	Total ($)

William L. Ashton	64,167	246,229	(3)	234,101	544,497

Raymond W. Cohen	100,000	199,500		183,718	483,218

Gilles R. Gagnon	65,000	199,500		183,718	448,218

Stuart M. Krassner	105,000	199,500		183,718	488,218

Luigi Lenaz	38,334	-		-	38,334

Anthony E. Maida	90,000	199,500		183,718	473,218

Rajesh C. Shrotriya	32,500	-		-	32,500

Jeffrey L. Vacirca(4)	10,833	93,471		109,631	213,935

Dolatrai M. Vyas	75,000	199,500		183,718	458,218

Bernice R. Welles	37,500	199,500		183,718	420,718

(1)

Represents the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718 calculated based on closing price of our common stock on the day preceding the grant date of the restricted stock awards multiplied by the number of shares granted. Restricted stock awards are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares.

(2)

Represents the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Stock options are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 28, 2019.

(3)	Mr. Ashton became a member of the Board in February 2018. Accordingly, his compensation includes a pro-rated amount for his service on the Board from February 2018 through June 2018.

(4)	Dr. Vacirca became a member of the Board in November 2018. Accordingly, his compensation was pro-rated to reflect his shortened tenure.

22	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

DIRECTOR COMPENSATION

Number of Options and Restricted Stock Awards Held by Non-Employee Directors at Fiscal Year-End 2018

Name	Stock Options (Vested and Unvested) (#)	Restricted Stock Awards (Unvested) (#)

William L. Ashton	26,667	13,333

Raymond W. Cohen	110,000	10,000

Gilles R. Gagnon	152,500	10,000

Stuart M. Krassner	300,000	10,000

Luigi Lenaz	-	-

Anthony E. Maida	278,800	10,000

Rajesh C. Shrotriya	-	-

Jeffrey L. Vacirca	14,507	6,667

Dolatrai M. Vyas	130,000	10,000

Bernice R. Welles	20,000	10,000

All of our directors, including our President and Chief Executive Officer, are subject to a stock ownership policy as described in more detail under the section entitled “Corporate Governance-Stock Ownership Policy.”

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	23

PROPOSAL 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board is committed to excellence in governance and recognizes the interest our stockholders have in our executive compensation program. Our stockholders are being asked to support, on an advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018, as reported in the Compensation Discussion and Analysis section of this Proxy Statement.

Our relationship with our stockholders is an important part of our Company’s success and we continue to actively engage with our stockholders. During 2018, our management team, led by the Independent Chairman of the Compensation Committee along with our Chief Financial Officer, reached out to discuss a wide variety of issues with investors representing an aggregate of at least 65% of our outstanding shares. We believe that our approach to engaging openly with our investors on topics such as financial performance, corporate governance, executive compensation, and leadership structure drives increased corporate accountability, improves decision making, and enhances our corporate governance practices and disclosures each year. In addition to our year-round engagement process, our Investor Relations group extensively engages throughout the year with our stockholders, frequently along with our President and Chief Executive Officer and our Chief Financial Officer.

Through our ongoing stockholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that both drive the business forward and are aligned with the short-term and long-term interests of our stockholders. In 2018, we engaged two independent executive compensation firms, Radford and Equilar, to review current compensation practices and make updated recommendations to the Compensation Committee and the full Board. In response to stockholder feedback, and in consultation with our independent compensation consultants, beginning with fiscal year 2017, our Compensation Committee and Board charted a course to transform our executive pay program to include significant performance attributes.

Stockholders are urged to read the Compensation Discussion and Analysis portion of this Proxy Statement, which discusses in detail our fiscal year 2018 compensation program and moreover, decisions made by our Compensation Committee with respect to recent updates to compensation composition of our named executive officers.

“Say-on-Pay” Vote

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, this non- binding advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the related compensation tables and narrative discussion, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in

24	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

PROPOSAL NO. 2 – ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

this Proxy Statement. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or us. However, the Board and the Compensation Committee, which is comprised entirely of independent directors, values the opinions of our stockholders and will, in their discretion, consider your vote when making future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes from our stockholders on executive compensation. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the Company’s 2020 Annual Meeting of Stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal. Broker non-votes will have no effect on the outcome of this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this Proxy Statement unless otherwise specified in the proxy.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	25

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board is responsible for the appointment, remuneration, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that management submit its selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2018.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to make this selection of our independent registered public accounting firm, it believes that requesting stockholder ratification represents an important corporate governance practice. Accordingly, our stockholders are being asked to ratify, confirm and approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal control over financial reporting for the fiscal year ending December 31, 2019. If our stockholders do not ratify our selection of Deloitte & Touche LLP, this selection will be reconsidered by the Audit Committee; however, since this is a non-binding vote, the Audit Committee may still retain Deloitte & Touche LLP for these fiscal year 2019 services. Conversely, if our stockholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee will continue to conduct an ongoing assessment of their scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Deloitte & Touche LLP at any time.

There will be representatives from Deloitte & Touche LLP present at the Annual Meeting. They may provide a statement regarding their engagement with the Company, and will be available to answer appropriate questions from stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 3 is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 unless otherwise specified in the proxy.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

26	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

The following table summarizes aggregate fees billed to us for professional services rendered by Deloitte & Touche LLP in its capacity as our principal independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017:

	Year Ended December 31,

	2018	2017

Audit Fees	$1,008,500	$1,223,400

Audit-Related Fees	48,375	69,300

Tax Fees	312,125	171,808

Total	$1,369,000	$1,464,508

The fees billed to us during or related to the fiscal years ended December 31, 2018 and 2017 consist solely of audit fees, audit-related fees, and tax fees, as follows:

Audit Fees.

Represents the aggregate fees billed to us by our principal independent registered public accounting firm for (i) professional services rendered for the audit of our annual consolidated financial statements and our internal control over financial reporting included in our Form 10-K, and (ii) reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter.

Audit-Related Fees.

Represents the aggregate fees billed to us by our principal independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute and the preparation of consents with respect to registration statements on Form S-8.

Tax Fees.

Represents the aggregate fees billed to us by our principal independent registered public accounting firm for professional services rendered for the filing of tax returns and other tax compliance matters, as well as tax advice for certain business events.

All Other Fees.

We did not incur any other fees to Deloitte & Touche LLP as our principal independent registered public accounting firm during the fiscal years ended December 31, 2018 and 2017.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	27

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

All audit and non-audit services by our independent registered public accounting firm were pre-approved by our Audit Committee. For audit services, Deloitte & Touche LLP provides the Audit Committee with an audit plan, including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit services, although, it has not yet done so.

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CORPORATE GOVERNANCE

Our Board of Directors

Our Board is committed to effective corporate governance principles and practices, and has adopted Corporate Governance Guidelines that provide a sound governance framework for our Board and our Company. These Guidelines address, among other matters, the overall role of our Board, director qualification standards, director retirement and resignation policies, director independence standards, and committee structure and objectives. Our Board reviews its Corporate Governance Guidelines annually as part of its self-evaluation process. A copy of the Corporate Governance Guidelines is posted on our website at www.sppirx.com/corporate-governance.html.

We have an Independent Chairman of the Board who is appointed annually by the independent members of the Board. The roles of Chairman and CEO have been separate since 2017, which we believe increases the Board’s independence from management and thus leads to better monitoring and oversight. Our CEO has primary responsibility for the operational leadership and strategic direction of the Company. Our Independent Chairman leads our Board’s independent oversight of management, ensures there is effective communication with our stockholders, and leads our Board’s consideration of key governance matters. Our Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board.

We have recently implemented certain changes that we believe further strengthen our governance and executive compensation practices in the interests of our stockholders.

In response to stockholder votes at our 2016 and 2017 Annual Meetings of Stockholders, on March 23, 2018, the Board unanimously approved the following measures:

1. Amended our bylaws to establish certain stockholder proxy access rights

Pursuant to which a holder (or a group of holders) who has held at least 3% of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees not to exceed 20% of the total number of directors to be elected at an annual meeting (rounded to the nearest whole number below 20%, but not less than two), subject to certain notice and information requirements.

2. Amended our bylaws to implement a majority voting standard
Pursuant to which director nominees in uncontested elections will be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders.
3. Rescinded our stockholder rights plan

In order to eliminate our existing poison pill, which was previously implemented through our stockholder rights plan, pursuant to which we issued a dividend of rights to purchase preferred stock to holders of our common stock.

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CORPORATE GOVERNANCE

We also maintain, among other measures, the following corporate governance practices to ensure the accountability of our Board:

® We hold annual elections of our Board.	® We maintain stock ownership requirements for our Chief Executive Officer and our non-employee directors.
® 6 of 7 members of our proposed Board are independent, including our Chairman.
® We evaluate the independence of our directors annually.	® We hold an advisory vote of our stockholders to approve the compensation of our named executive officers annually.
® We separated the roles of Chief Executive Officer and Chairman of the Board.	® Our governing documents do not include any supermajority voting provisions.
® Each of the members of our Audit Committee is designated as an “audit committee financial expert”.	® Our directors hold regular executive sessions without management.

Board Independence

In determining whether members of our Board are independent, the Board reviews a summary of our relationships with each director and other facts relevant to the analysis of whether the directors qualify as “independent directors” under the NASDAQ Listing Rules.

The Board has affirmatively determined that Drs. Vacirca, Vyas, Maida, Krassner, Lenaz and Welles, Messrs. Ashton, Gagnon and Cohen, and Ms. Czerepak, each of whom served as members of our Board during the fiscal year ended December 31, 2018, are independent directors pursuant to the NASDAQ Listing Rules. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent pursuant to the NASDAQ Listing Rules. In addition, the members of the Audit Committee are independent directors pursuant to the heightened independence criteria for members of Audit Committees set forth in SEC rules.

Comprehensive Annual Evaluation of Board Effectiveness

Each year, our Board conducts a comprehensive self-evaluation in order to assess its own effectiveness, reviews our governance practices, and identifies areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.

The Nominating and Corporate Governance Committee (the “Nominating Committee”), in consultation with our Independent Chairman, reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. As provided in its charter, each of our Board’s standing committees also conducts a separate self-evaluation process annually which is led by the committee chair. Our Board’s and each committee’s self-evaluation includes a review of the Corporate Governance Guidelines and its committee charter, respectively, to consider any proposed changes.

The Nominating Committee has continued to enhance the form and scope of the Board’s self-evaluation process based on director feedback, best practices, experience, and regulatory expectations.

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CORPORATE GOVERNANCE

The Nominating Committee reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation so that the process continues to provide the Board with an effective mechanism to evaluate the Board’s performance and effectiveness and make changes the Board determines are necessary and appropriate.

Board Meeting Attendance

Our Board met 10 times and acted by unanimous written consent 7 times during 2018. We expect each director to attend each meeting of the Board and of the committees on which he or she serves. Our policy is that every director is expected to attend the annual meeting of our stockholders in-person. If a director is unable to attend a meeting, he or she must notify the Board and attempt to participate in the meeting by telephone, if possible. All directors have attended at least 75% of the meetings of the full Board and the meetings of committees on which he or she served in 2018. Our Board met in executive sessions without management 4 times during 2018. All Board members, with the exception of Drs. Lenaz and Shrotriya, attended the 2018 Annual Meeting of the Stockholders.

Committees of the Board

Our Board has three standing committees: Audit; Compensation; and Nominating and Corporate Governance. Each committee acts pursuant to a written charter. Copies of the Audit, Compensation, and Nominating and Corporate Governance Committee charters are posted on our website at https://www.sppirx.com/corporate-governance.html. The Board intends to reevaluate the composition of each of the committees at its meeting immediately following the Annual Meeting.

Board Committee Membership

as of December 31, 2018

Director	Audit	Compensation	Nominating and Corporate Governance

William L. Ashton		Member	Member

Raymond W. Cohen	Member	Chair	Member

Gilles R. Gagnon

Stuart M. Krassner	Member		Chair

Anthony E. Maida, III	Chair		Member

Joseph W. Turgeon

Jeffrey L. Vacirca

Dolatrai M. Vyas		Member

Bernice R. Welles		Member

Audit Committee.

At December 31, 2018, the Audit Committee was comprised of Drs. Maida (Chair) and Krassner, and Mr. Cohen, each of whom satisfied the NASDAQ and SEC “independence” and other rules for Audit

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Committee membership. The Audit Committee held 6 meetings during 2018. Our Board determined that Drs. Maida and Krassner, and Mr. Cohen were “audit committee financial experts” within the meaning of SEC rules.

The principal responsibilities of the Audit Committee include but are not limited to:

•	Duly appointing and overseeing the quality and scope of work conducted by the independent registered public accounting firm;

•	Reviewing independence qualifications and quality-control procedures of the independent registered public accounting firm;

•	Overseeing and monitoring the Company’s internal controls over financial reporting; and

•

Discussing with management and the independent registered public accounting firm, the quality of its quarterly and annual financial statements and related disclosures, prior to its filing with the SEC.

Compensation Committee.

At December 31, 2018, the Compensation Committee was comprised of Messrs. Cohen (Chair) and Ashton and Drs. Vyas and Welles. The Compensation Committee held 3 meetings during 2018 and acted by unanimous written consent 7 times during 2018. Our Board determined that each of the members was an “independent director” within the meaning of the NASDAQ Listing Rules.

For additional information about the role and responsibilities of the Compensation Committee, see the “Compensation Discussion and Analysis — Role of Compensation Committee in Determining Executive Compensation” section of this Proxy Statement.

Nominating and Corporate Governance Committee.

At December 31, 2018, the Nominating Committee was comprised of Drs. Krassner (Chair) and Maida, and Messrs. Ashton and Cohen. Our Board determined that each of the members was an “independent director” under the NASDAQ Listing Rules. The Nominating Committee’s responsibilities include, but are not limited to: the identification and recommendation of nominees for election as directors by the stockholders; the identification and recommendation of candidates to fill any vacancies on our Board; and the recommendation of policies and standards of corporate governance. The Nominating Committee held 3 meetings during 2018 and acted by unanimous written consent 1 time during 2018.

The Nominating Committee considers a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Nominating Committee include the following: (i) the candidate’s ability and willingness to commit adequate time to Board and committee matters; (ii) the fit of the candidate’s skills and personality with those of other directors and potential directors in building and maintaining an effective and collegial Board; (iii) the candidate’s personal and professional integrity, ethics and values; (iv) the candidate’s experience as a corporate officer of a publicly-held company; (v) the candidate’s experience in our industry and with corporate responsibility and sustainability; (vi) the candidate’s experience as a Board member of another publicly-held company; (vii) whether the candidate would be “independent” under applicable standards; (viii) whether the candidate has practical and seasoned business judgment; and (ix) the candidate’s academic

32	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

CORPORATE GOVERNANCE

qualifications and professional credentials in an area of our operations. The Nominating Committee has evaluated and recommended to the Board the nomination of each of the seven nominees named in this Proxy Statement for election to the Board.

For all directors, we require independence, integrity, personal and professional ethics and business judgment. Gender, race, and ethnic diversity also have been, and will continue to be, a priority for the Nominating Committee and our Board in its director nomination process. This is because the Nominating Committee and our Board believe that it is essential that the composition of our Board appropriately reflects the diversity of our Company’s team members, its customers, and the communities they serve. The Nominating Committee recognizes the need for refreshment to bring new perspectives, keeping in mind our commitment to diversity, as well as the value of informed experience. This also best ensures the continuing success of our business through the exercise of sound judgment that diversity of experience and perspectives provides. If each director nominee is elected to the Board, after the 2019 Annual Meeting, over 50% of our Board will represent new directors being added in the past year. The remaining 50% of the Board will represent incumbent directors, who have served as directors of the Company for an average of 6 years. Together, the composition of the entire Board is designed to provide the Company with informed continuity of leadership.

In selecting and making recommendations to the Board for director nominees, the Nominating Committee may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating Committee of our Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, following the procedures set forth in the Company’s bylaws. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources, such as other Board members or senior management. No director nominations by stockholders have been received as of the filing of this Proxy Statement.

In identifying, evaluating and selecting future potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating Committee engages in a selection process. In identifying potential nominees, the Nominating Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. In appropriate circumstances, the Nominating Committee may also hire a search firm to help locate qualified candidates. This past year, the Company engaged a third-party search firm, Korn Ferry, to assist the Nominating Committee in identifying, evaluating and conducting due diligence on potential director nominees. Once potential nominees are identified, they are initially reviewed by the Chairman of the Nominating Committee, or in the Chairman’s absence, any other member of the Nominating Committee delegated to initially review director candidates. The reviewing member of the Nominating Committee will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating Committee will interview the prospective director candidate(s). The full Nominating Committee may interview the candidates as well. The Nominating Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. Our Board determines which candidates are nominated or elected to fill a vacancy.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	33

CORPORATE GOVERNANCE

Board Leadership Structure

Currently, the leadership structure of the Board is such that our Chairman and Chief Executive Officer positions are separate with Dr. Krassner, a member of the Board since 2004, serving as the Chairman of the Board and Mr. Turgeon serving as our Chief Executive Officer. The Board believes that the current structure, providing for the separation of the role of the Chairman and the Chief Executive Officer is appropriate at this time because it allocates the oversight of the business and management among the directors and the executive officers. This allows our Chief Executive Officer to focus on the proper functioning of daily business operations, and our Chairman to focus on the appropriate oversight of management’s business execution and the proper governance of the Board. While the Board believes the current structure provides the most effective leadership for the Company, the Board will continue to assess this structure to best serve the interests of the Company and its stockholders. Dr. Krassner is not standing for re-election as a director at the Annual Meeting, and a new Chairman will be appointed following the election.

Risk Oversight

Management is responsible for identifying our risk exposures and communicating such exposures to our Board. The Board is responsible for implementing our risk oversight responsibilities. The Board does not have a standing risk management committee, but administers this function directly, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management its accounting policies, financial reporting processes, disclosure controls and procedures, and internal controls over financial reporting. The Nominating Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by overseeing compliance with our executive compensation programs and considering risks relating to the design of our executive compensation programs and arrangements. In addition, our compliance officer monitors our corporate compliance program and our compliance with applicable laws, rules and regulations and provides reports to our Board with respect to compliance matters and any related issues. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s effectiveness in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board

Stockholders who wish to contact members of our Board may send email correspondence to: ir@sppirx.com. If stockholders would like to write to the Board, they may also send written correspondence to the following address: Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All stockholder communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board. In general,

34	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

CORPORATE GOVERNANCE

correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence that is directed to the Board generally will be referred to the chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website at www.sppirx.com/corporate-governance.html. Amendments or waivers to the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.sppirx.com/corporate-governance.html.

Stock Ownership Policy

We adopted a Stock Ownership Policy that applies to our Chief Executive Officer and our non-employee directors, effective as of April 1, 2015, to further align the interests of such individuals with those of our stockholders. Under the policy, the Chief Executive Officer and non-employee directors must hold and maintain, directly or indirectly (including through equity incentive plans), shares of our common stock (including vested “in-the-money” options) equivalent to at least five times his or her annual base cash salary or three times the annual cash Board retainer fee (excluding any additional fees paid for committee assignments and service as the lead director or committee chair, if any), as applicable. The current Chief Executive Officer and non-employee directors have five years from the effective date of the policy (April 1, 2020) to reach the required ownership level, and any newly appointed or elected persons will have five years from the date on which he or she is appointed or elected to reach the required ownership level. Furthermore, within one year of his or her initial appointment or election, each such person must own and maintain some shares of our capital stock. Individuals who do not hold the required number of shares will be required to hold all shares received as an equity grant, net of shares sold or withheld to pay the exercise price of stock options or to pay withholding taxes. A copy of the Stock Ownership Policy is posted on our website at www.sppirx.com/corporate-governance.html.

Anti-Hedging Policy

We have adopted an anti-hedging policy that prohibits any of our or our subsidiaries’ directors, officers or other employees from, at any time, directly or indirectly, engaging in any kind of hedging transaction that could reduce or limit such person’s holdings, ownership or interest in or to any of our shares of common stock or other securities, including without limitation outstanding stock options, deferred share

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	35

CORPORATE GOVERNANCE

units, restricted share units, or other compensation awards the value of which are derived from, referenced to or based on the value or market price of our securities. Prohibited transactions include the purchase by a director, officer or other employee of financial instruments, including, without limitation, prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any of our securities. A copy of the anti-hedging policy is posted on our website at www.sppirx.com/corporate-governance.html.

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CORPORATE GOVERNANCE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board is responsible for assisting our Board in fulfilling its oversight responsibilities regarding our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at www.sppirx.com/corporate-governance.html. The Audit Committee met six times during fiscal 2018. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Listing Rules and SEC requirements with respect to independence, financial literacy and experience.

Our management has the primary responsibility for our consolidated financial statements as well as our financial reporting process, accounting principles and internal controls. Deloitte & Touche LLP, our independent registered public accounting firm in 2018, is responsible for performing an audit of our consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2018 with our management and our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees” (formerly known as Auditing Standard No. 16), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Anthony E. Maida, III, M.A., M.B.A., Ph.D., Chair

Stuart M. Krassner, Sc.D., Psy.D.

Raymond W. Cohen

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation decisions with respect to (i) all individuals serving as the Company’s principal executive officer during the fiscal year ended December 31, 2018; (ii) all individuals serving as the Company’s principal financial officer during the fiscal year ended December 31, 2018; (iii) the three most highly compensated executive officers other than the Company’s principal executive officer and principal financial officer who were serving as executive officers at the end of the 2018 fiscal year, and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (iii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2018 fiscal year. We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “named executive officers.”

This section is divided into the following parts:

Named Executive Officers

For the fiscal year ended December 31, 2018, the Compensation Committee (the “Committee”), determined that our named executive officers were as follows:

Name	Title

Joseph W. Turgeon	President and Chief Executive Officer (Principal Executive Officer)

Kurt A. Gustafson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Thomas J. Riga	Executive Vice President, Chief Operating Officer and Chief Commercial Officer

Keith M. McGahan	Senior Vice President, Chief Legal Officer and Corporate Secretary

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Best Practices

We maintain strong governance standards with respect to our executive compensation programs. Our practices include the following:

Practices We Use	Practices We Don’t Use

✓  Independent Compensation Consultant. The Committee engages an independent compensation consultant.

✓  Annual Compensation Risk Assessment. We perform an annual compensation risk assessment to identify any elements of compensation that carry elevated levels of risk.

✓  Stock Ownership Guidelines. We maintain a stock ownership requirement for our Chief Executive Officer and non-employee directors.

✓  Annual Peer Group Review. We evaluate our peer group annually for purposes of our executive compensation review.

✓  Anti-hedging Policy. We prohibit any director, officer or other employee from engaging in any kind of hedging transaction.

•   No Excessive Perquisites. We provide only limited perquisites to our executive officers that are intended to facilitate them in the performance of their duties.

•   No In-the-Money Options. We do not grant options with an exercise price less than the fair market value of our common stock on the date of grant.

•   No Guaranteed Bonuses. Our executive officers’ bonuses are performance-based and 100% at risk.

Compensation Philosophy and Objectives

Compensation Philosophy

The Committee’s executive compensation philosophy is to attract and retain professionals of the highest caliber with highly sought-after skill sets, who are capable of leading us in fulfilling our ambitious business objectives. The Committee understands that competition for attracting talent in the pharmaceutical industry is intense, and that such competition is local, national, and even international in scope.

As a result, the Committee seeks to design executive compensation packages that encourage exceptional candidates to join and stay with us over other potential life sciences employers that may be larger and better known than us. The Committee seeks to implement a compensation philosophy that significantly reward executives for advancing our financial and strategic goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

When reviewing and approving our executive compensation program, the Committee is guided by the following five compensation objectives:

Attract the Right Executives

Attract exceptional and accomplished executives with the relevant experience and skills required to direct our strategic objectives.
Motivate the Right Executives

Provide a total compensation package that is highly competitive within the life sciences industry and, more specifically, as compared to a like-situated peer group of companies.
Pay for Performance

Condition a portion of an executive’s compensation on the achievement of Company and individual performance targets.
Align the Long-Term Interests of Executives and Stockholders

Include as a portion of total compensation grants of restricted stock awards, stock options and performance-based units that are tied to relative total stockholder return, in order to more directly align the long-term interests of our executive officers with those of our stockholders.

Retain the Right Executives

Provide for time-based vesting of restricted stock and stock option awards to encourage our executive officers to remain with us over time.

Quantitative and Qualitative Performance Indicators

The Committee considers quantitative financial metrics, as well as qualitative indicators of Company and individual performance in determining the level and structure of compensation for each of the named executive officers. Quantitative metrics are determined annually based upon our goals and objectives and may include, among other things, (i) completion of the acquisition of commercial or clinical-phase drugs at an advantageous cost structure, (ii) advancement of product candidates through clinical trials, and (iii) obtaining regulatory approvals in the U.S. and abroad. Qualitative factors are intended to identify and reward achievements that the Committee believes are preparatory steps in our achievement of meaningful growth and may include, among other things, (i) maintaining employee engagement, (ii) maintaining effective corporate governance, including making adjustments in response to stockholder feedback, and (iii) fostering a high- performance culture throughout the organization.

The Committee believes that our success depends on these performance indicators. As a result, the Committee seeks to ensure that the compensation of our named executive officers is aligned with the achievement of each.    The specific performance indicators for purposes of compensation paid in 2018 are discussed below. For additional information, see “Compensation Discussion and Analysis - Key Elements of Executive Compensation - Annual Cash Bonuses.”

Principal Compensation Elements

In furtherance of the Committee’s compensation philosophy, the Committee believes that using a combination of three principal compensation elements –base salary, annual cash bonus, and equity

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COMPENSATION DISCUSSION AND ANALYSIS

incentive awards – appropriately delivers on our executive compensation objectives. The Committee also uses other compensation elements, including standard benefits and perquisites, as well as change of control benefits for certain executives, which it views as necessary components of a competitive program.

Mix of Compensation Elements

In assessing the “total compensation” opportunity for each named executive officer, and determining the value with respect to each compensation element, the Committee generally seeks to weight the compensation mix heavily towards performance-based compensation (annual cash bonuses and equity awards), which we refer to as “at-risk” compensation, and seeks to limit the level of “guaranteed” compensation, such as cash compensation (base salary, benefits, and perquisites). In doing so, the Committee is mindful of the appropriate mix between guaranteed pay and at-risk pay to mitigate the potential for excessive risk taking.

The Committee also strives to provide a significant proportion of the total compensation opportunity in the form of non-cash (such as restricted stock, stock options and performance-based restricted stock units) rather than cash components. The Committee does so to allow the named executive officers to be financially rewarded for exceptional Company performance to further align the interests of the named executive officers with those of our stockholders.

However, the Committee has not established any formal policies for allocating between at-risk and guaranteed compensation, or cash and non-cash compensation. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation.”

Governance of Executive Compensation Program

Role of Compensation Committee in Determining Executive Compensation

The Committee was appointed by the Board and consists entirely of directors who are “independent directors” under the applicable NASDAQ Listing Rules, who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee. The Committee is responsible for, among other things:

® reviewing and approving the compensation of our named executive officers	® reviewing and approving offer letters, employment agreements, severance agreements, change of control agreements and other similar compensatory arrangements with our named executive officers

® approving individual and Company performance targets that relate to the payment of annual cash bonuses and the grant of equity awards, assessing achievement with respect to the targets, and approving the payments or grants made to our named executive officers

® reviewing and discussing the Compensation Discussion and Analysis section of our annual proxy statement with management, including the related executive compensation information, and determining whether to recommend to the Board that such section be included in this Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS

® administering our cash incentive plans, equity incentive plans, profit sharing plans, deferred compensation plans and similar programs (if any), and approving awards under such plans to our named executive officers

® preparing and approving the Report of the Compensation Committee for inclusion in this Proxy Statement

A secondary committee of one or more directors (including, but not limited to the CEO) may be appointed by either the Committee or the Board to have separate but concurrent authority with the Committee to grant cash incentive awards or equity incentive awards under the Company’s incentive plans to all eligible employees (other than directors and executive officers). The secondary committee shall regularly report to the Committee the grants so made; provided further, however, that any such grants are consistent with parameters approved in advance by the Committee or the Board; provided further, however, that a summary of all grants whether by the Committee or a secondary committee shall be reported to the Board.

In performing its duties, the Committee, in its discretion, may retain or replace any independent counsel, compensation consultants or other outside expert or advisor that the Committee believes necessary or advisable, and the Committee has the sole authority to approve the compensation of such persons. The Committee held three in-person meetings during 2018 and acted by unanimous written consent seven times.

Role of Executive Officers in Determining Executive Compensation

While our Chief Executive Officer discusses his compensation recommendations for other named executive officers with the Committee, he does not participate in any Committee deliberation or determination with respect to his own compensation. The determination of the amount of compensation paid to the Chief Executive Officer is made solely by the Committee or the full Board.

The Committee considers recommendations of our Chief Executive Officer when assessing individual performance of the other named executive officers. However, the determination of the amount of any cash or equity incentive awards payable to the other named executive officers is made by the Committee or the full Board. The other named executive officers and other senior management personnel are not present at meetings of the Committee and do not participate in its discussions regarding executive compensation decisions.

Role of Stockholders in Determining Executive Compensation

Management and the Committee engage openly with our stockholders on a number of matters, including executive compensation. In fact, in 2018 we reached out to holders representing over 60% of the voting shares.

We listened to stockholders by implementing:

®	Holding requirements for the Chief Executive Officer and non-employee directors

®	Adding a “clawback” provision whereby executives’ shares can be forfeited based on “detrimental conduct”

®	Increasing the performance-based units two-year performance period to a three-year performance period beginning in 2019

®	Separating the roles of Chief Executive Officer and Chairman of the Board

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COMPENSATION DISCUSSION AND ANALYSIS

We consider any additional stockholder feedback we receive in addition to the results of the advisory vote on the compensation of our named executive officers each year.

Peer Group Companies

Compensation Consultant and 2018 Peer Group Data

The Compensation Committee compares each executive officer’s base salary, annual cash bonuses, annual and long-term equity incentive awards to amounts paid to individuals acting in similar positions at peer group companies. The Compensation Committee reviews the composition of our peer group each year in conjunction with setting executive compensation. As part of such reviews, the Committee considers specific criteria and recommendations regarding companies to add or remove from the peer group.

In the first quarter of 2018, the Committee engaged with Radford, an independent executive compensation firm, to conduct an updated competitive review of our executive compensation program, which included an evaluation of our peer group companies. Specifically, the Committee tasked Radford with identifying and selecting a comparably sized, industry-affiliated peer group of companies operating within the biotechnology or pharmaceutical industries.

The peer group that Radford selected and which the Committee approved, included the following 27 publicly traded pharmaceutical companies which we refer to as our “2018 Peer Group”:

Ionis Pharmaceuticals	Ariad Pharmaceuticals

Progenics Pharmaceuticals	Depomed

Mannkind	Pacific Biosciences

Amag Pharmaceuticals	PTC Therapeutics

Halozyme Therapeutics	Seattle Genetics

Nanostring Technologies	Retrophin

Repligen	Sagent Pharmaceuticals

Pernix Therapeutics	Vivus

Lexicon Pharmaceuticals	Supernus Pharmaceuticals

Momenta Pharmaceuticals	Sciclone Pharmaceuticals

Ironwood Pharmaceuticals	Sucampo Pharmaceuticals

The Medicines Company	Juniper Pharmaceuticals

Theravance Biopharma US	Pacira Pharmaceuticals

Insys Therapeutics

Radford was tasked with reviewing and compiling data on the executive compensation practices of the 2018 Peer Group and to provide the Committee guidance on compensation practices. Radford’s report was presented to the Committee in the first quarter of 2018. The Committee reviewed and discussed the findings and recommendations at length.

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COMPENSATION DISCUSSION AND ANALYSIS

The Radford report was used by the Committee to review and understand the level of total compensation, and the level and mix of base salaries, annual cash bonuses, annual and long-term equity incentive awards, and other benefits and perquisites provided to executives of companies within the 2018 Peer Group. The Committee reviewed compensation data from the 2018 Peer Group in an effort to obtain an understanding of current comparative compensation practices and as one of several components in making its executive compensation decisions. The Committee references the 2018 Peer Group data in order to ensure that our compensation program is competitive and appropriate. The Committee concluded that its named executive officers are reasonably compensated with an appropriate mix of guaranteed and at-risk pay in light of competitive pay practices of our 2018 Peer Group and our 2018 performance.

Compensation Consultant and 2019 Peer Group Data

In November 2018, the Committee engaged with two independent executive compensation firms, Radford and Equilar, to conduct an updated review of our executive compensation program, which included an evaluation of our peer group companies. Specifically, the Committee focused on selecting a comparably sized, industry-affiliated peer group of companies operating within the biotechnology or pharmaceutical industries.

The peer group that was selected was a combination of the Radford and Equilar surveys, and which the Committee approved, included the following 25 publicly traded pharmaceutical companies which we refer to as our “2019 Peer Group”:

ACADIA Pharmaceuticals	Momenta Pharmaceuticals

Aerie Pharmaceuticals	Omeros

Amicus Therapeutics	Pacira Pharmaceuticals

Clovis Oncology	PTC Therapeutics

Corcept Therapeutics	Repligen

Eagle Pharmaceuticals	Retrophin

Genomic Health	Spark Therapeutics

Halozyme Therapeutics	Supernus Pharmaceuticals

Heron Therapeutics	Tesaro

Intercept Pharmaceuticals	The Medicines Company

Ironwood Pharmaceuticals	Theravance Biopharma

Lexicon Pharmaceuticals	Vanda Pharmaceuticals

Luminex

The Radford and Equilar surveys were used by the Committee to review the 2018 salaries of the executive officers and to determine the 2019 salaries of the executive officers, outlined below. The Committee reviewed compensation data from the 2019 Peer Group in an effort to obtain an understanding of current comparative compensation practices and as one of several components in making its executive compensation decisions. The Committee references the 2019 Peer Group data in

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COMPENSATION DISCUSSION AND ANALYSIS

order to ensure that our compensation program is competitive and appropriate. The Committee concluded, based on the review of the 2019 Peer Group that the Chief Executive Officer’s salary would remain the same while the salaries of the other named executive officers were increased for 2019.

Key Elements of Executive Compensation

The principal elements of compensation for our named executive officers include:

®	Base Salary

®	Annual Cash Bonus

®	Equity Incentive Awards (Restricted Stock, Stock Options and Performance-Based Units)

®	Benefits and Perquisites

®	Payments upon Termination of Employment or Change in Control

We believe our “pay for performance” philosophy attracts, retains and motivates our named executive officers to be fully aligned with the interests of our stockholders, as well as our short and long-term strategic objectives.

Base Salary

We provide base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our specific business objectives. Base salaries provide a guaranteed base level of compensation that comprises a standard element of executive compensation packages within our industry.

The base salaries of our named executive officers are established as part of an annual compensation review undertaken by the Committee. Base salaries for a particular fiscal year are generally established either at the end of the prior year or the beginning of the current year (in which case they are generally retroactive to the beginning of the year). Base salaries are intended to reflect the scope of each executive’s responsibilities, as well as their qualifications, breadth of experience, functional expertise, recent individual performance, impact on our results and overall performance.

In January 2018, the Committee increased Mr. Turgeon’s base salary to $750,000 to reflect his new role as President and Chief Executive Officer. At that same time, Mr. Riga’s base salary was increased to $500,000 to reflect his new role as Executive Vice President, Chief Operating Officer and Chief Commercial Officer.

In January 2019, the Committee approved the base salaries for each of our named executive officers for 2019. Mr. Turgeon’s base salary was set at the same amount. Mr. Gustafson’s salary was increased to $540,000. Mr. Riga’s salary was increased to $550,000. Mr. McGahan’s salary was increased to $500,000. These increases were consistent with market trends and practice, including a review of the 2019 Peer Group’s compensation practices.

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COMPENSATION DISCUSSION AND ANALYSIS

The base salaries approved by the Committee for our named executive officers in 2018 and 2019 were as follows:

	Base Salary

Executive	2018	2019

Joseph W. Turgeon	$750,000	$750,000

Kurt A. Gustafson	$525,000	$540,000

Thomas J. Riga	$500,000	$550,000

Keith M. McGahan	$470,000	$500,000

Annual Cash Bonuses

As discussed above, the Committee believes it is important to tie a meaningful portion of the total compensation potential for the named executive officers to the achievement of specified quantitative and qualitative Company performance targets, as well as individual performance targets. The achievement of these targets advances our specific business objectives and result in long-term stockholder value. One compensation component that the Committee uses to address these objectives is annual cash bonuses that are earned based on the achievement of pre-established Company and individual performance targets and which are subject to the executive’s continued employment through the date of payment.

In determining the amount of the annual cash bonus amount to award to our Chief Executive Officer and our other named executive officers, the Committee evaluates specified performance targets, but retains the discretion to consider additional qualitative factors beyond the achievement of the applicable criteria. We believe this provides our Committee with the flexibility to reward our executives for their performance when considered in the context of our dynamic industry and provides them with the incentive to pursue strategic objectives in addition to our pre-established goals.

Notably, while the annual cash bonuses paid by us have components of a non-equity incentive plan award since they are based, to a large extent, on actual performance with respect to pre-determined performance metrics, they also have a discretionary component to them because the actual targeted amount, as well as the precise correlation between the achievement of the performance targets and the annual cash bonus amount, is not pre-established and communicated by the Committee. For this reason, and in accordance with SEC rules, the annual cash bonus amounts are disclosed as “bonuses” in the Summary Compensation Table (rather than as “non-equity incentive plan awards”). For additional information on amounts actually awarded, see “Summary Compensation Table” later in this Proxy Statement.

Named Executive Officers. The 2018 target bonus opportunity for Mr. Joseph W. Turgeon, our Chief Executive Officer, was set as a percentage of salary and was raised 10% to 70% of base salary from 2017. In determining the 2018 annual cash bonus awards for our other named executive officers, the Committee considered our financial and strategic performance goals, as well as the individual performance of each of the other named executive officers. The Committee also considered the recommendations of Mr. Turgeon, our Chief Executive Officer, in order to form a meaningful and comprehensive assessment of the capabilities and contributions of each of Messrs. Gustafson, Riga and McGahan.

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COMPENSATION DISCUSSION AND ANALYSIS

The other named executive officers’ 2018 target bonus opportunities were set at the same percentage of salary as in 2017 and the target payouts were based on their 2018 salary as of the last day of the fiscal year. The 2019 target bonus opportunities were set at the same percentage of salary as 2017 and 2018 and are consistent with market trends and practices, including a review of the applicable year’s Peer Group’s bonus practices. The target bonus opportunity was set as a percentage of salary in 2018 and 2019 and is set forth below:

Target

Executive	2018	2019

Joseph W. Turgeon	70% of base salary	70% of base salary

Kurt A. Gustafson	50% of base salary	50% of base salary

Thomas J. Riga	50% of base salary	50% of base salary

Keith M. McGahan	50% of base salary	50% of base salary

The bonus for business achievements during fiscal 2018 was determined by the Committee in January 2019, based on an assessment of the following objectives: (i) annual revenue; (ii) cash and debt management; (iii) clinical development of two products; (iv) presentation of data from clinical studies; (v) execution of certain supply and license agreements; and (vi) strategic build out of our corporate compliance program.

The Committee determined that substantially all of these goals were met on a weighted-basis, as summarized in the tables below:

2018 Key Strategic Goals (100% maximum achievement)

✓ Revenue / Cash Goals:	• Achieved and Exceeded:

• Achievement of an annual product revenue target of more than $100 million.	1. Total revenue – Exceeded $100 million. 2. December 31, 2018 cash and equivalents – over $200 million.
• Achievement of a year-end cash balance target of more than $100 million.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Key Strategic Goals (100% maximum achievement)

✓ ROLONTIS Development Goals:

1.   File Rolontis Biologics License Application.

2.   Present the top line data at a major medical meeting.

3.   Execute supply agreement with Hanmi Pharmaceuticals Co., Ltd. (“Hanmi”).

4.   Commence Rolontis inventory build.

•  Achieved:

1.   The Rolontis Biologics License Application was submitted in December 2018.

2.   The ROLONTIS Phase 3 ADVANCE study data was presented at the Multinational Association of Supportive Care in Cancer Annual Meeting in June 2018. The ROLONTIS Phase 3 RECOVER study data was presented at the 2018 San Antonio Breast Cancer Symposium in December 2018.

3.   The agreement was executed with Hanmi.

4.   Inventory build has commenced and accumulating for launch.

✓ POZIOTINIB Development and Regulatory Pathway Goals:

1.   Enroll over 75 patients in the Spectrum 202 Zenith 20 Trial.

2.   Execute Licensing Agreement with The University of Texas MD Anderson Cancer Center (“MD Anderson”).

3.   Present data from MD Anderson Phase II Study at a major medical meeting.

4.   Fully enroll the Spectrum 201 Breast Cancer Phase II Trial.

5.   Achieve Breakthrough Therapy Designation.

•  Achieved and Exceeded:

1.   Over 75 patients were enrolled in the Spectrum 202 Zenith 20 Trial.

2.   The Company entered into an exclusive licensing agreement with MD Anderson for intellectual property related to certain methods of use of Poziotinib in May 2018.

3.   Preliminary Poziotinib data from the MD Anderson Phase II non-small cell lung cancer study was presented at the World Conference on Lung Cancer hosted by the International Association for the Study of Lung Cancer in September 2018.

4.   The Spectrum 201 Breast Cancer Phase II trial was fully enrolled and the trial is officially closed.

•  Not Achieved:

5.   We did not receive Breakthrough Therapy Designation from the FDA in 2018.

✓ Strategic Build Out of Corporate Compliance Program	• Achieved: The program was fully developed, including all standard operating procedures and training programs for staff in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Supplemental Goals

✓ Initial Basket Trial for POZIOTINIB	● Achieved: The initial basket trial for Poziotinib was submitted to the FDA in December 2018.

✓ Achieve Top Workplace Status

●  Achieved:

The Orange County Register awarded the Company with “Top Workplace” status in December 2018. The annual program recognizes Orange County companies that embrace an inclusive workplace culture that elevates each employee.

✓ Execute Meaningful Business Development Deal	● Not Achieved: While this project was not completed in 2018, the project was signed in January 2019.

As a result of the achievement of the goals described above, the Committee determined a 2018 annual cash bonus award for our named executive officers, paid in February 2019, in the amount set forth in the table below:

Name	2018 Target Cash Bonus (as a Percentage of 2018 Base Salary)	2018 Actual Cash Bonus

Joseph W. Turgeon	$525,000 (70%)	$525,000

Kurt A. Gustafson	$262,000 (50%)	$262,000

Thomas J. Riga	$250,000 (50%)	$250,000

Keith M. McGahan	$235,000 (50%)	$235,000

Equity Incentive Awards

In furtherance of the Committee’s compensation philosophy, the Committee believes it is important to provide a significant portion of the named executive officers’ total compensation opportunity through the grant of equity incentive awards. Furthermore, the Committee believes granting equity incentive awards that vest over time encourage executives to remain with us. In order to accomplish these objectives, the Committee has historically granted the named executive officers a combination of options and restricted stock each year.

Following engagement with our stockholders in 2018 regarding our executive compensation program, at the recommendation of our independent executive compensation firm, Radford, the Committee revised its long-term equity incentive compensation program to include the grant of performance-based units effective for 2018. Under the terms of the revised program:

®	Award sizes are determined annually based on competitive benchmarking data;

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COMPENSATION DISCUSSION AND ANALYSIS

®

Approximately one-third of the target annual grant value is in the form of performance-based units (the “TSR Performance-Based Units”) tied to our relative total stockholder return (“TSR”) performance, approximately one-third of the value is in stock options which will vest over time, and approximately one-third of the value is in restricted stock which will vest over time;

®	The addition of a “clawback” provision whereby shares can be forfeited based on “detrimental conduct;” and

®

The number of the TSR Performance Based Units earned are tied to the Company’s TSR as compared to the TSR of the peer group measured over a two-year performance period and over a three-year performance period beginning in 2019.

Additional information on the 2018 grants can be found under the “Grants of Plan-Based Awards in 2018” table later in this Proxy Statement.

Stock Options. As noted, approximately one-third of the equity award value for 2018 was made in the form of stock options granted under the 2009 Incentive Award Plan, as amended and the 2018 Plan (collectively, the “Plans”), which were previously approved by our Board and stockholders. In accordance with the terms of the Plans, the exercise price of stock options granted pursuant to the Plans is set at the closing price of our common stock on the date immediately prior to the date of grant. We believe that stock options are an important element of total named executive officer compensation principally because stock options:

®

Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because value is created for the executives only if the share price of our common stock increases during the stock option term, which in turn leads to increased stockholder value; and

®	Help to retain executives through the use of time-based vesting over several years.

Restricted Stock. As noted, approximately one-third of the equity award value for 2018 was made in the form of time-vesting restricted stock granted under the Plans. We believe restricted stock is an important element of total named executive officer compensation because restricted stock:

®	Results in immediate value to the recipients while still providing incentive to maximize the value of our stock; and

®	Helps to retain executives through the use of time-based vesting provisions that provide for vesting over several years.

Performance-Based Units. As noted, approximately one-third of the equity award value for 2018 was made in the form of performance-based restricted stock units granted under the Plans. We believe that performance-based units are an important element of total named executive officer compensation because they provide equity incentives linked to our performance rather than being based solely on continued employment. The principal terms of such performance-based units include:

®

The number of TSR Performance-Based Units earned will be tied to our TSR as compared to the TSR of the peer group measured over a two-year performance period (January 1, 2018-December 31, 2019). To earn at least the target number of TSR Performance-Based Units, our

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COMPENSATION DISCUSSION AND ANALYSIS

relative TSR ranking for the two-year performance period must be at or above the 50th percentile of the peer group. If our relative TSR ranking is below the 30th percentile of the peer group, no TSR Performance-Based Units will be earned. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR Performance-Based Units will be earned. If our relative TSR ranking is at or above the 80th percentile of the peer group, a maximum of 200% of the target number of TSR Performance-Based Units will be earned. For relative TSRs between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the number of TSR Performance-Based Units earned will be determined by means of linear interpolation.

®	TSR Performance-Based Units tied to our relative TSR performance are potentially earned following the end of the two-year performance period.

®

If a Change in Control (as defined in each of the Plans) occurs prior to the end of the two-year performance period, and the TSR Performance-Based Units are not assumed by the acquirer, they will become immediately vested based on our actual TSR ranking as compared to the peer group for the shortened performance period. Further, in the case of our Chief Executive Officer, if, prior to the end of the two-year performance period, he is terminated by us without Cause, terminates his employment for Good Reason or is terminated for death or Disability (as such terms are defined in his employment agreement), then the greater of (i) the target number of TSR Performance-Based Units and (ii) the number of TSR Performance-Based Units that would otherwise have vested for the shortened performance period based on our actual TSR ranking as compared to the peer group during such period, will become immediately vested.

Benefits and Perquisites

The named executive officers are eligible to receive benefits that are generally available to each of our full-time employees, including health insurance, long-term disability insurance, life insurance and vacation pay. As with other employees, the named executive officers are required to make contributions to us to offset a portion of the cost of certain benefit plans.

We also maintain a 401(k) Plan and an Amended and Restated Employee Stock Purchase Plan (“ESPP”), each of which are generally available to all employees. The 401(k) Plan provides matching employee contributions in shares of our common stock up to applicable limits. The ESPP was amended in September 2018 so that it did not terminate on the ten-year anniversary of its approval by the stockholders of the Company. The ESPP provides employees with the opportunity to purchase our common stock through accumulated payroll deductions, at a 15% discount to the lesser of (i) the market price of the stock at the beginning of the designated period, and (ii) the market price of the stock at the end of the period. These plans are designed to encourage employees to save for retirement and to encourage ownership of shares of our common stock. We believe they provide an additional incentive for our employees to contribute towards our continued success and align the interests of our employees with those of our stockholders.

In addition, our Board approved the Nonqualified Deferred Compensation Plan in 2011. The Nonqualified Deferred Compensation Plan is administered by the Committee and is intended to be an unfunded plan. The Nonqualified Deferred Compensation Plan is maintained primarily to provide deferred compensation benefits for a select group of our employees, including our named executive officers. Under the Nonqualified Deferred Compensation Plan, we provide participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible

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COMPENSATION DISCUSSION AND ANALYSIS

cash compensation, as established by the Committee (in 2018, eligible participants could defer up to 75% of base salary and up to 100% of bonus). In addition, we have the option, but not the obligation, to make discretionary or matching cash contributions to employees under the Nonqualified Deferred Compensation Plan. During 2018, we matched each participant’s contributions to the Nonqualified Deferred Compensation Plan up to 10% of the participant’s eligible compensation. For additional information, see “Nonqualified Deferred Compensation Plan” later in this Proxy Statement.

Employment and Change in Control Agreements

We entered into new employment agreements with Messrs. Turgeon, Gustafson and Riga in April 2018 and Mr. McGahan in June 2018, which supersede the terms of their previously executed prior Change in Control Severance Agreements.

These new agreements provide for the payment of certain benefits upon separation of employment from us under specified circumstances. The benefits provided are designed to protect earned benefits in the case that they are terminated without cause or as a result of a change in control of the Company or in the case of death or disability, and to encourage them to act in the best interests of the stockholders at all times during the course of a change in control transaction or other significant event involving our Company.

For additional information, see “Employment, Severance and Change in Control Agreements” later in this Proxy Statement.

Impact of Accounting and Tax Considerations on Compensation

Equity-Based Compensation. The fair value of equity-based compensation, which includes options, restricted shares and performance-based units, is measured in accordance with authoritative accounting guidance. We measure compensation cost for all equity-based awards at fair value on the date of grant and recognize compensation expense over the service period over which the awards are expected to vest.

Section 162(m). Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one named executive officer in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our named executive officers generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the named executive officers, the Committee will – consistent with its past practice – design compensation programs that are intended to be in the best long-term interests of Spectrum and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Section 280G and Section 4999. Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change in control if the payment equals or exceeds three times the executive’s base earnings (as defined by the applicable section).

52	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment of Compensation Policies and Practices

The Committee has considered the concept of risk as it relates to our executive compensation program. The Committee believes that, for the reasons set forth below, although the majority of compensation provided to our named executive officers is at-risk, our executive compensation programs do not encourage excessive risk taking and encourage our executive officers to remain focused on appropriate short-term and long-term financial and strategic goals that are tied to the creation of long-term value for our stockholders.

® Our executive compensation program consists of an appropriate mix of guaranteed pay (salary, benefits and perquisites) and at-risk pay (annual cash bonuses and equity incentive awards) and the Committee reviews this mix annually. The guaranteed portion is designed to provide a minimum compensation base that is necessary to attract and retain executives, as well as to provide meaningful income to the executives regardless of stock price performance so that executives do not feel pressured to focus exclusively on stock price performance and other financial performance targets to the detriment of other important business metrics.

® Our program establishes appropriate financial and strategic performance goals that are designed to advance our business objectives and encourage the creation of long-term value for our stockholders (as opposed to just short-term increases in our stock price). These performance goals reflect a mix of Company financial and strategic goals, and individual performance goals, so as not to place too much emphasis on any particular type of objective at the expense of others.

® Our program encourages executive retention through both time-based and performance-based vesting provisions of our equity incentive awards. Our restricted stock and stock option equity awards generally vest over three or four years after their initial grant. Our performance-based unit awards vest based upon a measurement of our relative TSR over a three-year measurement period.

® A significant portion of our equity incentive awards are granted in the form of stock options and performance-based units, which are only valuable if our stock price increases over time. This serves to align the interests of our executives with those of our stockholders.

® The Committee retains ultimate oversight over the compensation of our named executive officers and maintains the ability to use discretion where appropriate.

® Our internal controls and procedures, as well as our codes of conduct and ethics, also help mitigate risks associated with our executive compensation program.

Based on these considerations, the Committee has concluded that any risks arising from our executive compensation program are not reasonably likely to have a material adverse effect on us and do not encourage or place incentives on excessive or inappropriate risk-taking by our named executive officers or other employees.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Tables

Summary Compensation Table

The following table sets forth summary information concerning the compensation we paid (or accrued) during 2018, 2017, and 2016 to the named executive officers. The amounts reflected in the columns entitled “Stock Awards” and “Option Awards” are estimated values as of the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)		Option Awards ($)(4)		All Other Compensation ($)(5)(6)	Total ($)

Joseph W. Turgeon	2018	750,000	525,000	1,856,172	(7)	1,484,650	(8)	106,405	4,722,227
President and Chief Executive Officer	2017	600,000	342,000	879,330		456,590		72,465	2,350,385

	2016	593,750	345,000	304,000		—		87,887	1,330,637

Kurt A. Gustafson	2018	525,000	262,000	928,110		742,325		129,938	2,587,373
Executive Vice President and Chief
Financial Officer	2017	500,000	237,500	661,213		343,300		124,965	1,866,978

	2016	492,500	235,000	182,400		—		129,658	1,039,558

Thomas J. Riga(9)	2018	500,000	250,000	2,932,850	(10)	1,484,650	(11)	131,788	5,299,288
Executive Vice President, Chief Operating Officer and Chief Commercial Officer	2017	420,000	275,000	180,900		92,761		117,473	1,086,134

Keith M. McGahan(12)
Senior Vice President, Chief Legal Officer and Corporate Secretary	2018	470,000	235,000	2,756,830	(13)	1,569,812	(14)	49,008	5,080,650

(1)	The positions are those in effect as of the date of filing this Proxy Statement.

(2)	The amounts in this column reflect the base salary for each year.

(3)

The amounts in this column for 2018 reflect the annual cash bonuses paid in February 2019 with respect to 2018 achievements. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Annual Cash Bonuses.”

(4)

The amounts in this column reflect the aggregate grant date fair value of the awards granted in each respective year in accordance with FASB ASC Topic 718. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 28, 2019.

For Messrs. Turgeon, Gustafson, Riga and McGahan, the amounts shown for 2018 reflect, among other items, the performance unit awards (“PUAs”), in the form of restricted stock units, granted to the NEOs in January 2018 and in June 2018 for Mr. McGahan in accordance with our revised long-term incentive program that are subject to our achievement of performance goals established by the Committee for the performance period beginning January 1, 2018 and ending December 31, 2019, as follows: Mr. Turgeon, $1,100,948; Mr. Gustafson, $550,488; Mr. Riga, $990,850; and Mr. McGahan, $990,850. The value of the 2018 PUAs was $28.31 per award. These PUAs were valued under a Monte-Carlo simulation model, which considered the “market conditions” for the relative total shareholder return (“rTSR”) versus a designated peer group. The variable number of restricted stock units to be issued upon the December 31, 2019 measurement of rTSR was also considered in this independent valuation. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Turgeon, $2,201,895; Mr. Gustafson, $1,100,976; Mr. Riga, $1,981,700; and Mr. McGahan, $1,981,700. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Equity Incentive Awards.”

(5)

2018 amounts reflect: automobile allowances paid to each of Messrs. Turgeon, Gustafson, Riga and McGahan in the amounts of $13,800, $13,200, $13,800, and $7,475, respectively; annual 401(k) matching contributions of $11,000 for each

54	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

COMPENSATION DISCUSSION AND ANALYSIS

of Messrs. Gustafson and Riga and $8,506 for Mr. McGahan; premiums paid on healthcare and life insurance policies, which are benefits that are offered to all employees; and matching contributions paid by us to match employee deferrals under our Nonqualified Deferred Compensation Plan, as detailed in footnote (5) below. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to us.

(6)

The matching contributions paid by us in 2018 to match named executive officer deferrals under our Nonqualified Deferred Compensation Plan (up to 10% of eligible compensation) are as follows: Mr. Turgeon — $63,130; Mr. Gustafson — $76,250; Mr. Riga— $77,500; and Mr. McGahan—$3,750. These amounts are also reported in the column entitled “Company Contributions in 2018” in the “Nonqualified Deferred Compensation Table” below.

(7)	The increase in Stock Awards reflects Mr. Turgeon’s assumption of additional duties in his new role as Chief Executive Officer, to which he was appointed in December 2017.

(8)	The increase in Option Awards reflects Mr. Turgeon’s assumption of additional duties in his new role as Chief Executive Officer, to which he was appointed in December 2017.

(9)	The amounts in 2016 are not applicable to Mr. Riga as he was not a named executive officer until 2017.

(10)

The increase in Stock Awards reflects Mr. Riga’s assumption of additional duties in his new role as Chief Operating Officer, to which he was appointed in December 2017, in addition to his other duties as Executive Vice President and Chief Commercial Officer.

(11)

The increase in Option Awards reflects Mr. Riga’s assumption of additional duties in his new role as Chief Operating Officer, to which he was appointed in December 2017, in addition to his other duties as Executive Vice President and Chief Commercial Officer.

(12)	The amounts in 2017 and 2016 were not applicable to Mr. McGahan as he was not a named executive officer until 2018.

(13)

The increase in Stock Awards reflects Mr. McGahan’s assumption of additional duties in his new role as Senior Vice President and Chief Legal Officer, to which he was appointed in June 2018, in addition to his other duties as Corporate Secretary.

(14)

The increase in Option Awards reflects Mr. McGahan’s assumption of additional duties in his new role as Senior Vice President and Chief Legal Officer, to which he was appointed in June 2018, in addition to his other duties as Corporate Secretary.

Grants of Plan-Based Awards in 2018

The following table provides information about equity incentive awards granted to the named executive officers in 2018 (no “non-equity incentive plan” awards were granted in 2018). The amounts reflected in the column entitled “Grant Date Fair Value of Stock and Option Awards” are estimated values on the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

			Estimated Future Payouts Under Equity Incentive Plan Awards(6)

Name	Grant Date	Type of Award	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(7)

Joseph W. Turgeon	01/15/2018	Restricted Stock Award				38,889 (1)			755,224
	01/15/2018	Stock Option Award					175,000 (2)	19.42	1,484,650

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

			Estimated Future Payouts Under Equity Incentive Plan Awards(6)

Name	Grant Date	Type of Award	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(7)

	01/15/2018	Restricted Stock Units	9,722	38,889	77,778				1,100,948

Kurt A. Gustafson	01/15/2018	Restricted Stock Award				19,445 (1)			377,622
	01/15/2018	Stock Option Award					87,500 (2)	19.42	742,325
	01/15/2018	Restricted Stock Units	4,861	19,445	38,890				550,488

Thomas J. Riga	01/15/2018	Restricted Stock Award				100,000(1)			1,942,000
	01/15/2018	Stock Option Award					175,000 (2)	19.42	1,484,650
	01/15/2018	Restricted Stock Units	8,750	35,000	70,000				990,850

Keith M. McGahan	02/06/2018	Restricted Stock Award				25,000 (3)			514,250
	03/30/2018	Restricted Stock Award				22,000 (4)			353,980
	06/18/2018	Restricted Stock Award				45,000(5)			897,750
	02/06/2018	Stock Option Award					60,000 (2)	20.57	559,361
	06/18/2018	Stock Option Award					110,000 (2)	19.95	1,010,451
	06/18/2018	Restricted Stock Units	8,750	35,000	70,000				990,850

(1)	These awards are vested as to one-third on each of January 15, 2019, 2020 and 2021, respectively.

(2)

These awards are vested as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the executive’s continued service to us on the applicable vesting date.

(3)	These awards are vested as to one-third on each of February 6, 2019, 2020 and 2021, respectively.

(4)	These awards are vested as to one-third on each of March 30, 2019, 2020 and 2021, respectively.

(5)	These awards are vested as to one-third on each of June 18, 2019, 2020 and 2021, respectively.

(6)

These awards vest as to 100% if our relative TSR ranking measured over a two-year performance period is at or above at least the 50th percentile and vest as to 200% if our relative TSR ranking over such period is at or above at least the 80th percentile. These awards do not vest to the extent that our relative TSR ranking over such period is below the 30th percentile. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR

56	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Units will be earned. For relative TSR’s between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the vesting will be determined by means of linear interpolation.

(7)

The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 28, 2019.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information regarding the outstanding options, restricted stock awards and performance unit awards as of December 31, 2018 held by each of the named executive officers. The amounts reflected in the columns entitled “Market Value of Shares That Have Not Vested” and “Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested” are estimated values based on the closing sales price of our common stock on December 31, 2018, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested		Equity Incentive Plan Awards: Market Value or Unearned Shares or Units That Have Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($) (1)	(#)		($) (1)
Joseph W. Turgeon	150,000			11.05	10/29/2022
	15,000			7.79	3/14/2023
	60,000			9.62	12/3/2023
	250,000			7.24	12/19/2024
	500,000			5.86	12/18/2025
	77,778	77,778	(2)	6.69	3/28/2027
	43,750	131,250	(2)	19.42	1/15/2028
						12,500	(3)	109,375
						33,358	(4)	291,883
						38,889	(5)	340,279
									66,717	(6)	583,774
									38,889	(6)	1,100,948
Kurt A. Gustafson	158,204			8.21	6/3/2023
	59,891			7.78	3/25/2024
	100,000			7.24	12/19/2024
	300,000			5.86	12/18/2025
	58,480	58,479	(2)	6.69	3/28/2028
	21,875	65,625	(2)	19.42	1/15/2028
						7,500	(3)	65,625
						25,081	(4)	219,459
						19,445	(5)	170,144
									50,163	(6)	950,589
									19,445	(6)	550,488

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested		Equity Incentive Plan Awards: Market Value or Unearned Shares or Units That Have Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($) (1)	(#)		($) (1)
Thomas J. Riga	35,000			7.88	7/8/2023
	17,331			7.78	3/25/2024
	30,000	10,000	(7)	7.23	2/18/2025
	50,000			6.01	4/15/2025
	50,000			5.33	10/26/2025
	100,000			5.31	12/14/2025
	22,500	22,500	(7)	6.03	3/30/2026
	8,750	26,250	(7)	5.99	5/12/2027
	43,750	131,250	(2)	19.42	1/15/2028
						5,000	(8)	43,750
						12,500	(9)	109,375
						22,500	(10)	196,875
						100,000	(5)	875,000
									35,000	(6)	990,850
Keith M. McGahan	11,670	8,330	(11)	7.10	8/8/2026
	2,150	6,450	(7)	5.99	5/12/2027
	15,000	45,000	(2)	20.57	2/6/2028
	27,500	82,500	(2)	19.95	6/18/2028
						2,500	(12)	21,875
						5,250	(10)	45,938
						25,000	(13)	218,750
						22,000	(14)	192,500
						45,000	(15)	393,750

									35,000	(6)	990,850

(1)	Amounts are based on the closing price of our common stock on December 31, 2018, which was $8.75 per share.

(2)	Option shares vest 25% on the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(3)	Shares granted on March 22, 2016 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(4)	Shares granted on March 28, 2017 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(5)	Shares granted on January 15, 2018 with one-third vesting on each of January 15, 2019, 2020 and 2021, respectively.

(6)

These awards vest as to 100% if our relative TSR ranking measured over a two-year performance period is at or above at least the 50th percentile and vest as to 200% if our relative TSR ranking over such period is at or above at least the 80th percentile. These awards do not vest to the extent that our relative TSR ranking over such period is below the 30th percentile. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR Performance-Based Units will be earned. For relative TSR’s between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the vesting will be determined by means of linear interpolation.

58	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

COMPENSATION DISCUSSION AND ANALYSIS

(7)	Option shares vest 25% on the first anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(8)	Shares granted on February 18, 2015 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(9)	Shares granted on March 30, 2016 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(10)	Shares granted on May 12, 2017 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(11)	Option shares vest 25% on the first anniversary of the date of grant and in 36 equal monthly increments thereafter.

(12)	Shares granted on August 8, 2016 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(13)	Shares granted on February 6, 2018 with one-third vesting on each of February 6, 2019, 2020 and 2021, respectively.

(14)	Shares granted on March 30, 2018 with one-third vesting on each of March 30, 2019, 2020 and 2021, respectively.

(15)	Shares granted on June 18, 2018 with one-third vesting on each of June 18, 2019, 2020 and 2021, respectively.

Options Exercised and Stock Vested in 2018

The following table provides information regarding the number of shares acquired upon exercise of options and vesting of restricted stock in 2018 and the resulting value deemed to have been realized by the named executive officers. However, the amounts reflected in the table do not represent cash payments to or proceeds received by the named executive officers. The shares acquired by the named executive officers, less any shares forfeited to pay for taxes, were retained by the named executive officers. The actual values that may be realized by the named executive officers in connection with these awards may be materially different from these amounts when ultimately realized upon sale of the shares.

	OPTION AWARDS			STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Date of Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Date of Vesting	Value Realized on Vesting ($)(1)

Joseph W. Turgeon	—	—	—	12,500	02/18/2018	264,500
				12,500	3/22/2018	229,625
				16,679	3/28/2018	272,034
				30,000	4/17/2018	556,800
Kurt A. Gustafson	—	—	—	6,250	2/18/2018	132,250
				7,500	3/22/2018	137,775
				3,750	3/25/2018	64,763
				12,541	3/28/2018	204,544
Thomas J. Riga	—	—	—	5,000	2/18/2018	105,800
				722	3/25/2018	12,469
				6,250	3/30/2018	100,563
				12,500	4/15/2018	240,250
				6,250	4/17/2018	116,000
				7,500	5/12/2018	137,550
				500	6/24/2018	9,665
Keith M. McGahan	—	—	—	1,250	8/8/2018	26,438
				1,750	5/12/2018	32,095

(1)	The amounts realized upon the vesting of restricted stock is based on the closing price of our common stock on the date immediately prior to the relevant vesting dates.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

Nonqualified Deferred Compensation Plan

In order to enhance our ability to attract and retain qualified employees, our Board has approved the Nonqualified Deferred Compensation Plan, which is intended to comply with the requirements of Section 409A of the Internal Revenue Code. The Nonqualified Deferred Compensation Plan is administered by the Committee, and is intended to be an unfunded plan which is maintained primarily to provide deferred compensation benefits for a select group of our employees including the named executive officers. Under the Nonqualified Deferred Compensation Plan, we will provide the participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the administrator, and we have the option, but not the obligation, to make discretionary or matching cash contributions.

The Nonqualified Deferred Compensation Plan provides eligible participants the opportunity to defer up to 75% of base salary and up to 100% of bonus. We have the option, but not the obligation, to make discretionary or matching cash contributions. Deferral accounts will be credited with a rate of return (positive or negative) based on the performance of the deemed investment options selected by the participant. The value of the accounts may increase or decrease depending upon the performance of the selected investment options. For each annual deferral, the participant may designate a specific date distribution prior to separation from service (called an “In-Service” distribution account) or distribution upon separation from service. In-Service distribution account(s) are paid in the month following the month selected by the participant in the elected year that is at least three years after the plan year to which the deferral election relates.

In 2018, we matched participants’ deferrals up to 10% of eligible compensation. Our match generally vests three years after the date of deferral. However, contributions become 100% vested upon the occurrence of the earliest of: (i) retirement; (ii) death of the participant; (iii) disability of the participant; and (iv) change of control of the Company, each as defined in the Nonqualified Deferred Compensation Plan.

The following table summarizes activity under the Nonqualified Deferred Compensation Plan in 2018:

Name	Executive Contributions in 2018 ($)(1)	Company Contributions in 2018 ($)(2)	Earnings/(Losses) in 2018 ($)	Withdrawals/ Distributions in 2018 ($)	Balance as of 12/31/2018 (inclusive of 2018 and earlier activity) ($)(3)

Joseph W. Turgeon	126,300	63,150	(23,776)	(166,760)	472,477

Kurt A. Gustafson	152,500	76,250	(111,221)	-	1,196,459

Thomas J. Riga	155,000	77,500	(60,701)	(136,892)	531,104

Keith M. McGahan	7,500	3,750	(923)	-	10,327

(1)	These amounts were also reported in the columns entitled “Salary” and/or “Bonus” in the Summary Compensation Table, and were not paid in addition to such amounts.

(2)	These amounts were also reported in the column entitled “All Other Compensation” in the Summary Compensation Table, and were not paid in addition to such amounts.

60	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

COMPENSATION DISCUSSION AND ANALYSIS

(3)

$63,150, $76,250, $77,500 and $3,750 of the amounts reflected in the “Balance as of 12/31/18” column for each of Messrs. Turgeon, Gustafson, Riga, and McGahan, respectively, were reported in the column entitled “All Other Compensation” in the Summary Compensation Table in previous years.

Employment, Severance and Change in Control Agreements

We have entered into employment arrangements and Change in Control Severance Agreements with our named executive officers. The terms of the various agreements are discussed below.

In April 2018, we entered into new employment agreements with Messrs. Turgeon, Gustafson and Riga and with Mr. McGahan in June 2018 which superseded the terms of their previously executed prior Change in Control Severance Agreements (the “Employment Agreements”).

Under the terms of the Employment Agreements, if any executive is terminated by the Company for Cause (as defined in the Employment Agreements), or if any executive terminates his employment without Good Reason (as defined in the Employment Agreements), in each case, other than following a Change of Control (as defined in the Employment Agreements), such executive will only be entitled to unpaid base salary and benefits accrued through the date of termination.

If any executive is terminated by the Company without Cause, or if any executive terminates his employment with Good Reason, in each case, other than following a Change of Control, such executive will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as a lump sum payment equal to two years of base salary and two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for such executive and his dependents under the Company’s existing health and benefit plans. Such executive will also immediately vest in all options, restricted stock and other equity incentive compensation, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company during the applicable performance period, irrespective of actual performance.

If any executive is terminated by the Company without Cause, or if any executive terminates his employment with Good Reason, in each case, within 12 months following a Change of Control, such executive will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as two years of base salary (to be paid on a monthly basis over a 24-month period following termination) and a lump sum payment equal to two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for such executive and his dependents under the Company’s existing health and benefit plans. Such executive will also vest in all options, restricted stock and other equity incentive compensation immediately upon consummation of the Change of Control, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company before the Change of Control during the applicable performance period, irrespective of actual performance.

All severance payments due to an executive’s termination without Cause or with Good Reason are subject to the execution and delivery of a general waiver and release of claims within 90 days of termination.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Benefits

Pursuant to the terms of each employment arrangement, the named executive officers will receive an annual base salary as stated in the definitive document, subject to adjustment by the Committee. Mr. Turgeon is eligible for a performance bonus of up to 70% of his base salary. Each of Messrs. Riga, Gustafson and McGahan is eligible for a performance bonus of up to 50% of his base salary. The employment arrangements also provide for certain additional equity awards for each of the named executive officers. Our Committee may, at its sole discretion, award bonuses of cash, stock, or stock options from time to time to each of the named executive officers.

Under the employment arrangements, each named executive officer is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, and other standard benefits.

For additional information, see “Summary Compensation Table” earlier in this Proxy Statement.

Termination

As discussed above, each of the named executive officer’s employment arrangement is “at-will” for no specified term, and may be terminated by the named executive officer or us at any time for any reason or for no reason.

Potential Payments upon Termination or Following a Change in Control

The table below reflects the amount of compensation to be paid to or earned by each of our named executive officers in the event of the termination of such executive’s employment with us under different circumstances. The table describes, for each named executive officer, the amount of compensation payable upon (i) resignation without reason, (ii) death, (iii) disability, (iv) involuntary termination without cause, or resignation for good reason, (v) involuntary termination for cause or (vi) termination following a change of control of the Company (other than for cause or without good reason). Where applicable, the amounts shown assume that the termination was effective as of the last trading day of 2018, and use the closing price per share of our common stock on such date of $8.75. The amounts set forth in the table only reflect estimates of the amounts that would actually be paid out in connection with a particular termination event. The actual amounts to be paid out with respect to any particular termination can only be determined at the time of an executive’s termination.

	Resignation without Good Reason ($)	Death ($)	Disability ($)	Resignation for Good Reason ($)		Involuntary Termination Without Cause ($)		Involuntary Termination For Cause ($)	Termination Within 12 Months Following Change in Control ($)

Joseph W. Turgeon

Cash Severance Payments	—	1,500,000	1,500,000	2,184,000	(1)	2,184,000	(1)	—	2,184,000	(2)

Benefit Payments	—	—	—	44,182		44,182		—	44,182

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COMPENSATION DISCUSSION AND ANALYSIS

	Resignation without Good Reason ($)	Death ($)	Disability ($)	Resignation for Good Reason ($)		Involuntary Termination Without Cause ($)		Involuntary Termination For Cause ($)	Termination Within 12 Months Following Change in Control ($)

Vesting Acceleration — Options	—	160,223	160,223	160,223		160,223		—	160,223

Vesting Acceleration — Restricted Stock Awards (3)	—	741,536	741,536	741,536		741,536		—	741,536

Vesting Acceleration — Restricted Stock Units(4)	—	753,913	753,913	753,913		753,913		—	753,913

Total	—	3,155,672	3,155,672	3,883,854		3,883,854		—	3,883,854

Thomas J. Riga

Cash Severance Payments	—	1,000,000	1,000,000	1,550,000	(1)	1,550,000	(1)	—	1,550,000	(2)

Benefit Payments	—	—	—	44,232		44,232		—	44,232

Vesting Acceleration — Options	—	148,850	148,850	148,850		148,850		—	148,850

Vesting Acceleration — Restricted Stock(3)	—	1,225,000	1,225,000	1,225,000		1,225,000		—	1,225,000

Vesting Acceleration — Restricted Stock Units(4)	—	153,125	153,125	153,125		153,125		—	153,125

Total	—	2,526,975	2,526,975	3,121,207		3,121,207		—	3,121,207

Kurt A. Gustafson

Cash Severance Payments	—	1,050,000	1,050,000	1,525,000	(1)	1,525,000	(1)	—	1,525,000	(2)

Benefit Payments	—	—	—	44,232		44,232		—	44,232

Vesting Acceleration — Options	—	120,467	120,467	120,467		120,467		—	120,467

Vesting Acceleration — Restricted Stock(3)	—	455,228	455,228	455,228		455,228		—	455,228

Vesting Acceleration — Restricted Stock Units(4)	—	523,998	523,998	523,998		523,998		—	523,998

Total	—	2,149,692	2,149,692	2,668,925		2,668,925		—	2,668,925

Keith M. McGahan

Cash Severance Payments	—	943,000	943,000	1,243,000	(1)	1,243,000	(1)	—	1,243,000	(2)

Benefit Payments	—	—	—	43,916		43,916		—	43,916

Vesting Acceleration — Options	—	31,547	31,547	31,547		31,547		—	31,547

Vesting Acceleration — Restricted Stock(3)	—	872,813	872,813	872,813		872,813		—	872,813

Vesting Acceleration — Restricted Stock Units(4)	—	153,125	153,125	153,125		153,125		—	153,125

Total		2,000,484	2,000,484	2,344,400		2,344,400		—	2,344,400

(1)

Messrs. Turgeon, Riga, Gustafson and McGahan receive (i) a lump sum payment equal to 24 months of their current base salary, (ii) accrued but unpaid base salary, and (iii) a special bonus payment equal to two times their previous year’s bonus if they are terminated without cause, or resign for good reason.

(2)

Messrs. Turgeon, Riga, Gustafson and McGahan receive (i) 24 months of their current base salary (paid monthly over that period), (ii) accrued but unpaid base salary, and (iii) a special bonus payment equal to two times their previous year’s bonus, if terminated without cause within 12 months following a change in control.

(3)	Includes the aggregate fair market value of unvested restricted stock awards.

(4)	Includes the aggregate fair market value of unvested restricted stock units.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS

Chief Executive Officer vs. Median Employee Pay Ratio

Presented below is the ratio of annual total compensation of Mr. Joseph W. Turgeon, our Chief Executive Officer, to the annual total compensation of our median employee (excluding our Chief Executive Officer), which we believe was calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

Annual total compensation for the fiscal year ended December 31, 2018 was $4,722,227 for our Chief Executive Officer and $158,730 for our median employee. These amounts were determined in accordance with SEC rules and included (as applicable): (i) base salary or hourly wages; (ii) cash bonuses; (iii) commissions; (iv) stock-based compensation; (v) matching contributions under our nonqualified deferred compensation plan; and (vi) taxable fringe benefits. As calculated in this manner, the ratio of our Chief Executive Officer’s total compensation to our median employee’s total compensation for 2018 is approximately 30 to 1.

In identifying our median compensated employee for the fiscal year ended December 31, 2018, we used the W-2 “Box 1” amount for each U.S. employee for the year ended December 31, 2018. Comparable cash elements of compensation in non-U.S. jurisdictions were also used for 14 non-resident employees in India and 2 non-resident employees in Canada. All compensation amounts were annualized for permanent employees who did not work for the entire year, such as new hires and employees on paid or unpaid leaves of absence.

We selected the median employee from among 234 full-time and part-time workers who were employed as of December 31, 2018, including our Indian and Canadian employees. The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Report of the Compensation Committee

The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management as required by Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully Submitted,

Compensation Committee

Raymond W. Cohen, Chair
William L. Ashton
Dolatrai M. Vyas, Ph.D.
Bernice R. Welles, M.D., M.B.A.

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COMPENSATION DISCUSSION AND ANALYSIS

The foregoing Report of the Committee will not constitute soliciting material and will not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

Equity Compensation Plan Information

The following table summarizes all of our equity compensation plans, including those approved by stockholders and those not approved by stockholders, as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	6,843,585	$8.98	17,581,637

Equity compensation plans not approved by security holders	—	—	—

Employee Stock Purchase Plan approved by security holders	—	—	8,870,850

Total	6,843,585	$8.98	26,452,487

(1)

We currently have three stock incentive plans: the 2003 Amended and Restated Incentive Award Plan (the “2003 Plan”), the 2009 Plan, and the 2018 Plan, each of which have been approved by our Board and stockholders. Subsequent to the adoption of the 2009 Plan, no new options have been granted pursuant the 2003 Plan, however awards outstanding under the 2003 Plan continued to be governed by its terms, and our Board may not grant additional awards under the 2003 Plan. Subsequent to the adoption of the 2018 Plan, no new options have been granted pursuant the 2009 Plan, however awards outstanding under the 2009 Plan continued to be governed by its terms, and our Board may not grant additional awards under the 2009 Plan.

Compensation Committee Interlocks and Insider Participation

Messrs. Cohen (Chair) and Ashton and Drs. Vyas and Welles were members of the Compensation Committee during fiscal year 2018. All members of the Committee were independent directors, and no member was an employee or former employee of the Company. During fiscal year 2018, none of our executive officers served on the compensation committee (or similar committee) or board of directors of another entity where one of our Committee members was an executive officer.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Spectrum Pharmaceuticals	2019 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2018 were satisfied on a timely basis, except that one Form 4 was not timely filed for each of Mr. Turgeon, Mr. Riga, Mr. Gustafson and Dr. Rajesh C. Shrotriya, our former Chief Executive Officer.

Certain Relationships and Related Transactions

Transactions with Related Parties

For disclosures relating to certain transactions with related parties, see the “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements” section of this Proxy Statement.

There are no other transactions, or series of similar transactions, since January 1, 2018, or any currently proposed transaction, to which we are a party that requires disclosure under Item 404(a) of Regulation S-K.

Policy on the Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy for approval or ratification of all transactions with related parties that are required to be reported under Item 404(a) of Regulation S-K. The policy provides that the Audit Committee of the Board will review the material facts of all transactions and either approve or disapprove of the entry into the transaction.

The Audit Committee may establish that certain transactions may be pre-approved by the Audit Committee. However, the Audit Committee has not identified any such transactions.

No director may participate in the approval of a transaction for which he or she is a related party. The director must provide all material information concerning the transaction to the Audit Committee.

There were no transactions with related parties required to be reported under Item 404(a) of Regulation S-K since January 1, 2018 where the above policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

Other Matters

Our Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

A Notice of Internet Availability of Proxy Materials was mailed to our stockholders on or about April 30, 2019, which contained instructions on how to access the proxy materials on the Internet. You may obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, with all exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Annual Report on Form 10-K and Chief Executive Officer Letter by writing us at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, Attn: Investor Relations. Exhibits filed with our Annual Report will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, is not part of the proxy soliciting material and is not incorporated herein by reference.

66	2019 PROXY STATEMENT	Spectrum Pharmaceuticals

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 ADD 2 received by 11:59 p.m., Eastern Time on ADD 3 June 18, 2019. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/SPPI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/SPPI Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - William L. Ashton 02 - Raymond W. Cohen 03 - Elizabeth A. Czerepak 04 - Joseph W. Turgeon 05 - Jeffrey L. Vacirca 06 - Dolatrai M. Vyas 07 - Bernice R. Welles For Against Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of 3. To ratify the selection of Deloitte & Touche LLP as our our named executive officers, as disclosed in the Compensation independent registered public accounting firm for the fiscal Discussion and Analysis section of the Proxy Statement. year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 72AM 414562 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0320QA

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SPPI qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SPECTRUM PHARMACEUTICALS, INC. + Annual Meeting of Stockholders June 19, 2019 10:00 AM This proxy is solicited by the Board of Directors The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the President and CEO Letter to Stockholders, the Form 10-K and the accompanying Proxy Statement for the Annual Meeting to be held on June 19, 2019, at 10:00 a.m. Pacific Time, at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, and, revoking any proxy previously given, hereby appoints Joseph W. Turgeon and Keith M. McGahan, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL. C Non-Voting Items Change of Address — Please print new address below. +